Exhibit T3C-1



THE 8.25% SENIOR SECURED NOTES DUE 2011 WILL BE INITIALLY ISSUED IN GLOBAL FORM AND HELD BY DTC. PLAN PARTICIPANTS ENTITLED TO RECEIVE NOTES WILL BE REQUIRED TO HOLD THEIR INTERESTS DIRECTLY OR INDIRECTLY THROUGH DTC PARTICIPANTS EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THIS INDENTURE.






                           COVANTA ENERGY CORPORATION

                     and each of the Guarantors named herein

                        $230,000,000 AT STATED MATURITY

                       8.25% SENIOR SECURED NOTES DUE 2011



                         -------------------------------

                                    INDENTURE

                          Dated as of March [___], 2004

                         -------------------------------




                         -------------------------------


                         U.S. BANK NATIONAL ASSOCIATION

                                   as Trustee

                         -------------------------------

                    CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                             Indenture Section
-----------                                             -----------------

310(a)(1)......................................................7.10
     (a)(2)....................................................7.10
     (a)(3)....................................................N.A.
     (a)(4)....................................................N.A.
     (a)(5)..............................................7.08, 7.10
     (b)..........................................7.08, 7.10, 13.02
     (c).......................................................N.A.
311(a).........................................................7.11
     (b).......................................................7.11
     (c).......................................................N.A.
312(a).........................................................2.05
     (b)......................................................13.03
     (c)......................................................13.03
313(a).........................................................7.06
     (b)(1)....................................................N.A.
     (b)(2)....................................................7.06
     (c).......................................................7.06
     (d).......................................................7.06
314(a)...................................................4.03, 4.04
     (b)......................................................10.02
     (c)(1).............................................7.02, 13.04
     (c)(2).............................................7.02, 13.05
     (c)(3)....................................................N.A.
     (d)........................................10.03, 10.04, 10.05
     (e)......................................................13.05
     (f).......................................................N.A.
315(a)......................................................7.01(b)
     (b).......................................................7.05
     (c).......................................................7.01
     (d)..............................................6.05, 7.01(c)
     (e).......................................................6.11
316(a) (last sentence)..........................................2.9
     (a)(1)(A).................................................6.05
     (a)(1)(B).................................................6.04
     (a)(2)....................................................N.A.
     (b).......................................................6.07
     (c).......................................................9.04
317(a)(1)......................................................6.08
     (a)(2)....................................................6.09
     (b).......................................................2.04
318(a)........................................................13.01
     (b).......................................................N.A.
     (c)......................................................13.01
----------
N.A. means not applicable
*This Cross Reference Table is not part of the Indenture.


                                                                                                         Page

ARTICLE 1.            DEFINITIONS AND INCORPORATION BY REFERENCE............................................1

    Section 1.01          Definitions.......................................................................1

    Section 1.02          Other Definitions................................................................30

    Section 1.03          Incorporation by Reference of Trust Indenture Act................................30

    Section 1.04          Rules of Construction............................................................31

ARTICLE 2.            THE NOTES............................................................................31

    Section 2.01          Form and Dating..................................................................31

    Section 2.02          Execution and Authentication.....................................................32

    Section 2.03          Registrar and Paying Agent.......................................................33

    Section 2.04          Paying Agent to Hold Money in Trust..............................................33

    Section 2.05          Holder Lists.....................................................................33

    Section 2.06          Transfer and Exchange............................................................33

    Section 2.07          Replacement Notes................................................................38

    Section 2.08          Outstanding Notes................................................................38

    Section 2.09          Treasury Notes...................................................................38

    Section 2.10          Temporary Notes..................................................................38

    Section 2.11          Cancellation.....................................................................39

    Section 2.12          Defaulted Interest...............................................................39

ARTICLE 3.            REDEMPTION AND PREPAYMENT............................................................39

    Section 3.01          Notices to Trustee...............................................................39

    Section 3.02          Selection of Notes to Be Redeemed or Purchased...................................40

    Section 3.03          Notice of Redemption.............................................................40

    Section 3.04          Effect of Notice of Redemption...................................................41

    Section 3.05          Deposit of Redemption or Purchase Price..........................................41

    Section 3.06          Notes Redeemed or Purchased in Part..............................................42

    Section 3.07          Optional Redemption..............................................................42

    Section 3.08          Mandatory Redemption.............................................................42

    Section 3.09          Offer to Purchase by Application of Excess
                          Proceeds.........................................................................42

ARTICLE 4.            COVENANTS............................................................................44

    Section 4.01          Payment of Notes.................................................................44

    Section 4.02          Maintenance of Office or Agency..................................................45

    Section 4.03          Reports..........................................................................45

    Section 4.04          Compliance Certificate...........................................................46

    Section 4.05          Taxes............................................................................47

    Section 4.06          Stay, Extension and Usury Laws...................................................47

    Section 4.07          Restricted Payments..............................................................47

    Section 4.08          Dividend and Other Payment Restrictions Affecting
                          Subsidiaries.....................................................................51

    Section 4.09          Restrictions on Indebtedness.....................................................53

    Section 4.10          Asset Sales......................................................................57

    Section 4.11          Transactions with Affiliates.....................................................59

    Section 4.12          Liens............................................................................61

    Section 4.13          Business Activities..............................................................62

    Section 4.14          Corporate Existence..............................................................62

    Section 4.15          Offer to Repurchase Upon Change of Control.......................................62

    Section 4.16          Payments for Consent.............................................................64

    Section 4.17          Additional Subsidiary Guarantees and Liens.......................................64

    Section 4.18          Designation of Restricted and Unrestricted Subsidiaries..........................65

    Section 4.19          Limitation on Sale and Leaseback Transactions....................................65

    Section 4.20          Limitation on Performance Guarantees.............................................65

    Section 4.21          Payment of Additional Interest...................................................66

ARTICLE 5.            SUCCESSORS...........................................................................66

    Section 5.01          Merger, Consolidation, or Sale of Assets.........................................66

    Section 5.02          Successor Corporation Substituted................................................67

ARTICLE 6.            DEFAULTS AND REMEDIES................................................................68

    Section 6.01          Events of Default................................................................68

    Section 6.02          Acceleration.....................................................................70

    Section 6.03          Other Remedies...................................................................71

    Section 6.04          Waiver of Past Defaults..........................................................71

    Section 6.05          Control by Majority..............................................................71

    Section 6.06          Limitation on Suits..............................................................71

    Section 6.07          Rights of Holders of Notes to Receive Payment....................................72

    Section 6.08          Collection Suit by Trustee.......................................................72

    Section 6.09          Trustee May File Proofs of Claim.................................................72

    Section 6.10          Priorities.......................................................................73

    Section 6.11          Undertaking for Costs............................................................73

ARTICLE 7.            TRUSTEE..............................................................................74

    Section 7.01          Duties of Trustee................................................................74

    Section 7.02          Rights of Trustee................................................................75

    Section 7.03          Individual Rights of Trustee.....................................................75

    Section 7.04          Trustee's Disclaimer.............................................................75

    Section 7.05          Notice of Defaults...............................................................76

    Section 7.06          Reports by Trustee to Holders....................................................76

    Section 7.07          Compensation and Indemnity.......................................................76

    Section 7.08          Replacement of Trustee...........................................................77

    Section 7.09          Successor Trustee by Merger, etc.................................................78

    Section 7.10          Eligibility; Disqualification....................................................79

    Section 7.11          Preferential Collection of Claims Against Company................................79

ARTICLE 8.            LEGAL DEFEASANCE AND COVENANT DEFEASANCE.............................................79

    Section 8.01          Option to Effect Legal Defeasance or Covenant Defeasance.........................79

    Section 8.02          Legal Defeasance and Discharge...................................................79

    Section 8.03          Covenant Defeasance..............................................................80

    Section 8.04          Conditions to Legal or Covenant Defeasance.......................................80

    Section 8.05          Deposited Money and Government
                          Securities to be Held in Trust; Other
                          Miscellaneous Provisions.........................................................82

    Section 8.06          Repayment to Company.............................................................82

    Section 8.07          Reinstatement....................................................................83

ARTICLE 9.            AMENDMENT, SUPPLEMENT AND WAIVER.....................................................83

    Section 9.01          Without Consent of Holders of Notes..............................................83

    Section 9.02          With Consent of Holders of Notes.................................................84

    Section 9.03          Compliance with Trust Indenture Act..............................................85

    Section 9.04          Revocation and Effect of Consents................................................85

    Section 9.05          Notation on or Exchange of Notes.................................................86

    Section 9.06          Trustee to Sign Amendments, etc..................................................86

ARTICLE 10.           COLLATERAL AND SECURITY..............................................................86

    Section 10.01         Security Documents...............................................................86

    Section 10.02         Recording and Opinions...........................................................87

    Section 10.03         Release of Collateral/Additional Liens...........................................87

    Section 10.04         Certificates and Opinions of Counsel.............................................90

    Section 10.05         Certificates of the Trustee......................................................90

    Section 10.06         Authorization of Actions to be Taken
                          by the Trustee Under the Security
                          Documents........................................................................91

    Section 10.07         Authorization of Receipt of Funds by the
                          Trustee Under the Security
                          Documents........................................................................91

    Section 10.08         Termination of Security Interest.................................................91

ARTICLE 11.           NOTE GUARANTEES......................................................................92

    Section 11.01         Guarantee........................................................................92

    Section 11.02         Limitation on Guarantor Liability................................................93

    Section 11.03         Execution and Delivery of Subsidiary Guarantees..................................93

    Section 11.04         Guarantors May Consolidate, etc., on Certain Terms...............................94

    Section 11.05         Releases Following Sale of Assets................................................95

    Section 11.06         Release Following Designation as an Unrestricted Subsidiary......................95

ARTICLE 12.           SATISFACTION AND DISCHARGE...........................................................95

    Section 12.01         Satisfaction and Discharge.......................................................95

    Section 12.02         Application of Trust Money.......................................................96

ARTICLE 13.           MISCELLANEOUS........................................................................97

    Section 13.01         Trust Indenture Act Controls.....................................................97

    Section 13.02         Notices..........................................................................97

    Section 13.03         Communication by Holders of Notes with Other Holders of Notes....................98

    Section 13.04         Certificate and Opinion as to Conditions Precedent...............................98

    Section 13.05         Statements Required in Certificate or Opinion....................................98

    Section 13.06         Rules by Trustee and Agents......................................................99

    Section 13.07         No Personal Liability of Directors, Officers, Employees and Stockholders.........99

    Section 13.08         Governing Law....................................................................99

    Section 13.09         No Adverse Interpretation of Other Agreements....................................99

    Section 13.10         Successors.......................................................................99

    Section 13.11         Severability....................................................................100

    Section 13.12         Counterpart Originals...........................................................100

    Section 13.13         Table of Contents, Headings, etc................................................100







    Schedule I            Schedule of Guarantors..........................................................I-1

    Exhibit A             Form of Notes...................................................................A-1

    Exhibit B             Form of Notation of Guarantee...................................................B-1

    Exhibit C             Form of Supplemental Indenture to be Delivered by Subsequent Guarantors.........C-1

         INDENTURE dated as of March [___], 2004 among Covanta Energy Corporation, a Delaware corporation (the "Company"), the Guarantors (as defined) and U.S. Bank National Association, as trustee (the "Trustee").

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 8.25% Senior Secured Notes due 2011 (the "Notes"):

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01     Definitions.

         "Accreted Value" means, with respect to each $1,000 principal amount at Stated Maturity of Notes, (i) as of the Issue Date, the Initial Principal Amount; (ii) as of the Stated Maturity of the principal of the Notes, $1,000.00 and (iii) as of any other date of determination, the Initial Principal Amount plus an accretion on such Initial Principal Amount equal to an amount that causes the yield to maturity on such Note (taking into account the amount and timing of all payments of stated interest at the Stated Maturity of such payments, other than additional interest payable pursuant to Section 4.21, if any) to equal 10.480002% per annum, calculated on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months and rounded to the nearest $0.01.

         "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired or owned by such specified Person.

         "Adjusted EBITDA" means, for any period, for the Company and its Consolidated Subsidiaries (i) without duplication, the aggregate amount derived by combining the amounts for such period of (a) "Operating income (loss)", plus
(b) Net Depreciation and Amortization Expense, plus (c) "Amortization of premium and discount, net", plus (d) "Unbilled receivables", to the extent associated with accretion accounting for Limited Recourse Debt relating to Projects of the Company and its Subsidiaries, minus (e) "Equity in income from unconsolidated investments", minus (ii) without duplication, the aggregate amount derived by combining the amounts (each expressed as a positive number) for such period of
(a) "Payment of debt", to the extent consisting of principal payments on Limited Recourse Debt relating to Projects of the Company and its Subsidiaries, plus (b) "Minority interests", plus (c) the change in Accreted Value of the Notes, as each such line item referred to in clauses (i)(a), (i)(e) and (ii)(b) is reflected in the Company's consolidated statement of income prepared in conformity with GAAP and as each such line item referred to in clauses (i)(c),
(i)(d) and (ii) (a) is reflected in the Company's consolidated statement of cash flows prepared in conformity with GAAP, in each case reported in a manner consistent with the Company's reporting of such amount in its last quarterly or annual report (as the case may be) on Form 10-Q or Form 10-K, respectively, filed with the Commission prior to the Issue Date, whether such line items are so titled or otherwise titled; provided, however, that, with respect to any such period ending during 2008, each of the line items referred to above shall be calculated as if the terms of the service agreement of the Company and its Subsidiaries relating to the Alexandria Project in effect for fiscal year 2007 continued in effect during 2008, without giving effect to any negative impact on Adjusted EBITDA from the terms of any extension in 2008 of such service agreement.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Approved DHC Investor" means any Person that acquires shares of common stock of DHC pursuant to a transaction determined by at least a majority of the members of the board of directors of DHC (who are not representatives, nominees or Affiliates of such Person) to be in the best interests of DHC and its stockholders.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets, property or rights (other than the sale of Equity Interests of the Company by the Company); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by
         Section 4.15 or Section 5.01 and not by Section 4.10; and

                  (2) the issuance of Equity Interests by any Restricted Subsidiary of the Company or the sale of Equity Interests in any Restricted Subsidiary of the Company.

         Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

                  (1) any single transaction or series of related transactions that involves assets, property or rights or the issuance of Equity Interests having a fair market value, or yielding Net Proceeds, of less than $10.0 million;

                  (2) any transfer of assets, property or rights by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or another Restricted Subsidiary of the Company;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or a Restricted Subsidiary of the Company;

                  (4) the sale, lease, sublease or assignment of equipment, inventory, accounts receivable or other assets, property or rights in the ordinary course of business;

                  (5) the disposition of equipment no longer used or useful in the business of the Company or any of its Restricted Subsidiaries;

                  (6) a Sale/Leaseback Transaction with respect to any assets within 90 days of the acquisition of such assets which complies with the terms of this Indenture;

                  (7) the sale or other disposition of Cash Equivalents;

                  (8) the grant of any license of patents or trademarks or registrations therefor and other similar intellectual property in the ordinary course of business;

                  (9) the granting of any Permitted Lien (or the foreclosure thereon);

                  (10) the surrender or waiver of contract rights or the settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

                  (11) any sale of Indebtedness or other securities of an Unrestricted Subsidiary of the Company;

                  (12) a Restricted Payment permitted to be made under Section
         4.07 or a Permitted Investment; or

                  (13) any issuance of employee stock options or stock awards pursuant to benefit plans in existence on the Issue Date.

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may be, at the option of the lessor, extended).

         "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreements and any Permitted Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

         "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York [and any other court properly exercising jurisdiction over any relevant case under Chapter 11 of the Bankruptcy Law.]

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Bankrupt Subsidiary" means any of Covanta Warren Energy Resource Co. LP, a Delaware limited partnership, Covanta Lake II, Inc., a Florida corporation, Covanta Tampa Construction, Inc., a Delaware corporation, Covanta Tampa Bay, Inc., a Florida corporation, Covanta Warren Holdings I, Inc., a Virginia corporation, or Covanta Warren Holdings II, Inc., a California corporation, in each case so long as such Person remains subject to the Chapter 11 Cases before the Bankruptcy Court.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Own" and "Beneficially Owned" have corresponding meanings.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government having maturities of not more than one year from the date of acquisition;

                  (3) time deposits, demand deposits, certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any bank lender party to the First Lien Letter of Credit Facility or an Affiliate thereof or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

                  (4) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Moody's or S&P ;

                  (5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (6) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within one year after the date of acquisition; and

                  (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

         "Cash Management System" means the cash management system of the Company and its Subsidiaries as in effect on the Issue Date and any amendments, modifications or extensions thereof on terms not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than the terms of such system as in effect on the Issue Date.

         "Change of Control" means the occurrence of any of the following:

                  (1) any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than one or more Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities or otherwise; provided that the creation of a holding company to own all of the Capital Stock of the Company shall not be deemed to constitute a Change of Control under this clause (1) if, immediately after consummation of such transaction, the holders of the Capital Stock of such holding company are the same holders of the Capital Stock of the Company immediately before such transaction and the percentage holding of such holders is unaffected by the creation of such holding company;

                  (2) the first day on which a majority of the members of the Board of Directors are not Continuing Directors;

                  (3) the adoption of a plan relating to the liquidation or dissolution of the Company, other than to effect a Change of Domicile; or

                  (4) the sale, lease or transfer, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" or "group" as that term is used in Section 13(d)(3) of the Exchange Act (other than to the Company, any Guarantor or one or more Permitted Holders or other than to effect a Change of Domicile).

         "Change of Domicile" means a transaction or series of related transactions, including without limitation (1) a merger, amalgamation, combination or consolidation of the Company with or into another Person, (2) the acquisition of all the Capital Stock of the Company or (3) the sale, transfer, conveyance or other disposition of all or substantially all the assets of the Company and its Subsidiaries taken as a whole to another Person, the sole purpose of which is to reincorporate the Company in another jurisdiction or organize a successor entity to the Company in another jurisdiction.

         "Chapter 11 Cases" means those bankruptcy cases jointly administered under the caption "In re Ogden New York Services, Inc., et al.," Case Nos. 02-40826 (CB), et al.

         "Clearstream" means Clearstream Banking, S.A.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means all property and assets of the Company or any Guarantor with respect to which from time to time a Lien is granted as security for the Notes pursuant to the applicable Security Documents.

         "Collateral Agent" means Bank of America, N.A. in its capacity as the "Collateral Agent" as appointed pursuant to the Security Documents and any successor thereto in such capacity.

         "Commission" means the Securities and Exchange Commission.

         "Company" means Covanta Energy Corporation, a Delaware corporation, and any and all successors thereto.

         "Consolidated Cash Interest Expense" means, for any period, (i) Consolidated Interest Expense for such period minus (ii) to the extent included in Consolidated Interest Expense for such period, the change in Accreted Value of the Notes, interest paid in kind and not in cash during such period and any other amounts not paid or payable in cash.

         "Consolidated Coverage Ratio" means, with respect to the Company and its Consolidated Subsidiaries, as of any date of determination, the ratio of:

                  (1) the aggregate amount of Adjusted EBITDA for the period of the most recent four consecutive fiscal quarters (commencing on or after the Issue Date) for which internal financial statements are available prior to the date of such determination to

                  (2) Consolidated Cash Interest Expense for such four fiscal quarters; provided, however, that:

                           (A) if the Company or any of its Restricted
                  Subsidiaries has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, Adjusted EBITDA and Consolidated Cash Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period (in each case other than Indebtedness incurred under any revolving credit facility, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) and the discharge of any other Indebtedness repaid, repurchased, defeased (whether legally or as to covenants only) or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

                           (B) if the Company or any of its Restricted
                  Subsidiaries has repaid, repurchased, defeased or otherwise discharged, including permanent reductions in letter of credit commitments, any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased (whether legally or as to covenants only) or otherwise discharged, including permanent reductions in letter of credit commitments (in each case, if such Indebtedness has been permanently repaid and has not been replaced, other than Indebtedness incurred under any revolving credit facility unless such Indebtedness is permanently reduced, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, Adjusted EBITDA and Consolidated Cash Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned any interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                           (C) if since the beginning of such period, the
                  Company or any of its Restricted Subsidiaries has made any Asset Sale, Adjusted EBITDA for such period shall be reduced by an amount equal to Adjusted EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such period or increased by an amount equal to Adjusted EBITDA (if negative) directly attributable thereto for such period, and Consolidated Cash Interest Expense for such period shall be reduced by an amount equal to the Consolidated Cash Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary of the Company repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Cash Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                           (D) if since the beginning of such period, the
                  Company or any of its Restricted Subsidiaries (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any such Investment or acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Adjusted EBITDA and Consolidated Cash Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                           (E) if since the beginning of such period, any Person
                  (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or any of its Restricted Subsidiaries during such period, Adjusted EBITDA and Consolidated Cash Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on the first day of such period.

         For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Cash Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculations shall reflect any pro forma expense and cost reductions attributable to such acquisitions, to the extent such expense and cost reduction would be consistent with Regulation S-X, promulgated under the Securities Act, as such regulation is in effect from time to time, and permitted by the Commission to be reflected in pro forma financial statements included in a registration statement filed with the Commission.

         If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the date of determination in excess of twelve months).

         "Consolidated Interest Expense" means, for any period, (i) the total interest expense, net of interest income, of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus
(ii) interest expense incurred by the Company or its Consolidated Subsidiaries in such period in connection with Indebtedness constituting Non-Recourse Debt or Limited Recourse Debt, determined on a consolidated basis in accordance with GAAP, plus (iii) to the extent incurred by the Company or its Consolidated Subsidiaries in such period but not included in such interest expense, without duplication, determined in each case on a consolidated basis in accordance with GAAP, except to the extent related to Non-Recourse Debt and Limited Recourse
Debt:

                  (1) interest expense attributable to Capital Lease Obligations and the imputed interest with respect to Attributable Debt;

                  (2) amortization of debt discount;

                  (3) amortization of debt issuance costs (other than any such costs associated with the Indebtedness incurred by the Company or its Subsidiaries in accordance with the Plan of Reorganization);

                  (4) amortization of capitalized interest;

                  (5) noncash interest expense;

                  (6) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financings;

                  (7) interest or dividends accrued and unpaid on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Consolidated Subsidiary;

                  (8) net payments, if any, pursuant to Hedging Obligations (including amortization of fees);

                  (9) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of its Consolidated Subsidiaries, to the extent held by Persons other than the Company or another Consolidated Subsidiary; and

                  (10) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness incurred by such plan or trust.

         "Consolidated Net Income" means, for any period, the net income or loss of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that:

                  (1) net income of any Person (other than the Company) which is not a Restricted Subsidiary, shall be excluded from such Consolidated Net Income, except that:

                           (A) subject to the limitations contained in clause
                  (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary of the Company as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary of the Company, to the limitations contained in clause (2) below); and

                           (B) the Company's equity in a net loss of any such
                  Person for such period shall be included in determining such Consolidated Net Income;

                  (2) net income (or loss) of any Restricted Subsidiary of the Company, other than a Guarantor, to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or is, directly or indirectly, restricted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders or other holders of its equity, which restrictions have not been legally and effectively waived, shall be excluded from such Consolidated Net Income except that:

                           (A) subject to the limitations contained in clause
                  (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary of the Company as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary of the Company, to the limitation contained in this clause); and

                           (B) the Company's equity in a net loss of any such
                  Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (3) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or any of its Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Subsidiary of the Company shall be excluded from such Consolidated Net Income (without regard to abandonments or reserves relating thereto);

                  (4) amounts specified in clause (ii)(a) of the definition of Adjusted EBITDA (determined in accordance with such definition) shall be excluded from such Consolidated Net Income;

                  (5) any extraordinary gain or loss shall be excluded from such Consolidated Net Income;

                  (6) the cumulative effect of a change in accounting principles shall be excluded from such Consolidated Net Income;

                  (7) gains or losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP shall be excluded from such Consolidated Net Income;

                  (8) any non-cash deferred tax expense shall be excluded from such Consolidated Net Income;

                  (9) Fresh Start Charges and reorganization charges taken in connection with the Plan of Reorganization shall be excluded from such Consolidated Net Income;

                  (10) amortization of debt issuance costs in respect of Indebtedness incurred by the Company or its Subsidiaries in accordance with the Plan of Reorganization shall be excluded from such Consolidated Net Income;

                  (11) any charges resulting from the application of Statement of Financial Accounting Standards No. 142 or 145 shall be excluded from such Consolidated Net Income; and

                  (12) the results of operations of CPIH and its Subsidiaries shall be excluded in determining such Consolidated Net Income.

         "Consolidated Subsidiaries" means the Restricted Subsidiaries of the Company; provided, however, that the interest of the Company or any of its Restricted Subsidiaries in an Unrestricted Subsidiary shall be accounted for as an Investment.

         "Continuing Directors" means, as of any date of determination, those members of the Board of Directors who: (a) were members of the Board of Directors on the Issue Date; or (b) were nominated for election or elected to the Board of Directors with the affirmative vote of, or whose election or appointment was otherwise approved or ratified (whether before or after nomination or election) by, at least a majority of the Continuing Directors who were members of the Board of Directors at the time of the nomination, election or approval, as applicable.

         "Corporate Services Reimbursement Agreement" means the corporate services and expense reimbursement agreement entered into by DHC and the Company dated March [__], 2004 and any amendments, modifications or extensions thereof on terms not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than the terms of such agreement as in effect on the Issue Date.

         "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Company.

         "CPIH" means Covanta Power International Holdings, Inc., a Delaware corporation, and any and all successors thereto.

         "CPIH Reimbursement Agreement" means the Management Services and Reimbursement Agreement entered into by CPIH, the Company and certain of their respective Subsidiaries on the Issue Date, as such agreement may be amended, supplemented or otherwise modified from time to time.

         "CPIH Subsidiaries" means, on and after the Issue Date, CPIH and its Subsidiaries.

         "Credit Agents" means, at any time, the Persons serving at such time as the sole lender or as the "Agent," "Administrative Agent" or in some other similar capacity under each of the Credit Agreements, respectively (each of them being referred to individually herein as a "Credit Agent").

         "Credit Agreements" means the First Lien Letter of Credit Facility and the Second Lien Letter of Credit Facility (each being referred to individually herein as a "Credit Agreement") and any other revolving credit or letter of credit facility entered into by the Company or any of its Restricted Subsidiaries.

         "Credit Agreement Obligations" means (i) all Bank Indebtedness and (ii) all other obligations (not constituting Indebtedness) of the Company or any Guarantor under the Credit Agreements.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "DHC" means Danielson Holding Corporation, a Delaware corporation, and any and all successors thereto.

         "Discharge of Credit Agreement Obligations" means payment in full in cash of the principal of and interest and premium, if any, on all Bank Indebtedness, payment in full in cash of any other Credit Agreement Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium, if any, are paid and the termination of all letter of credit commitments and other commitments thereunder.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of such Capital Stock), or upon the happening of any event, matures, excluding any maturity as the result of the redemption thereof at the option of the issuer thereof, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of such Capital Stock, in whole or in part, on or prior to the date on which the Notes mature, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock that is not Disqualified Stock; provided that only the portion of the Capital Stock or other security which so matures, is mandatorily redeemable or is so redeemable at the option of the holder prior to such date shall be deemed to be Disqualified Stock; provided further that if such Capital Stock or other security is issued to and held by any employee pursuant to any plan program or arrangement or any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock or other security shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of such Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

         "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Subsidiary" means any Domestic Subsidiary which is not a "Borrower", and is not required to be a "Borrower", under either the First Lien Letter of Credit Facility or the Second Lien Letter of Credit Facility, as such term is defined in those agreements.

         "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreements) in existence on the Issue Date or otherwise issued in accordance with the Plan of Reorganization.

         "Existing IPP International Project Guaranties" means, collectively,
(i) the existing guaranty by Covanta Energy Group, Inc. of the obligations of the CPIH Subsidiaries under certain agreements relating to the Haripur Project, the Samalpatti Project and the Trezzo Project, (ii) the existing guaranty by Covanta Projects, Inc. of the obligations of the CPIH Subsidiaries under certain agreements relating to the Quezon Project and (iii) the existing guaranty by the Company of the obligations of the CPIH Subsidiaries under certain agreements relating to the Balaji/Madurai Project and the LICA Project, as each such guaranty may be amended, restated, supplemented or otherwise modified on terms not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than the terms of such guaranty as in effect on the Issue Date.

         "Expansion" means, with respect to any waste-to-energy Project in existence on the Issue Date, additions or improvements to the existing facilities of such Project that involve the addition of a boiler or an increase in turbine generating capacity.

         "First Lien Letter of Credit Facility" means the Credit Agreement, dated as of March [___], 2004, by and among the Company, the guarantors party thereto, Deutsche Bank Securities, Inc., as documentation agent, Bank of America, N.A., as administrative agent, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, increased, supplemented, refunded, replaced or refinanced in whole or in part from time to time, including any agreement extending the maturity of, consolidating or otherwise restructuring (including adding subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group.

         "Fresh Start Charges" means, for any period, the aggregate non-cash charges of the Company and its Restricted Subsidiaries arising from the application of fresh start accounting principles, determined on a consolidated basis in accordance with GAAP.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

         "Global Notes" means one or more global Notes registered in the name of the Depositary or its nominee issued in accordance with Article 2, substantially in the form of Exhibit A hereto, and bearing the Global Note Legend and including the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Global Note Legend" means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

                  (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include (i) endorsements of negotiable instruments for collection or deposit in the ordinary course of business or (ii) Performance Guarantees. The term "guarantee" used as a verb has a corresponding meaning.

         "Guarantors" means each of:

                  (1) the Company's Domestic Subsidiaries on the Issue Date other than Excluded Subsidiaries; and

                  (2) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns.

         "Haverhill Deferred PPA Income" means, for any period, all non-cash income resulting from payments made in 1998 by the counterparty to the power purchase agreement relating to the Haverhill Project in order to "buydown" its obligations under such agreement, to the extent such non-cash income is included in consolidated revenue or consolidated earnings of the Company and its Subsidiaries during such period.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

                  (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates; and

                  (3) forward agreements or arrangements designed to hedge against fluctuation in electricity rates pertaining to electricity produced by a Project, so long as the contractual arrangements relating to such Project contemplate that the Company or its Subsidiaries shall deliver such electricity to third parties.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication) the following items if and to the extent that any of them (other than items specified under clauses (3), (8) and (9) below) would appear as a liability or, in the case of clause (6) only, Preferred Stock on the balance sheet of such Person, prepared in accordance with GAAP:

                  (1) the principal amount of and premium, if any, in respect of indebtedness of such Person for borrowed money;

                  (2) the principal amount of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3) all obligations of such Person in respect of letters of credit, bankers' acceptances, or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations in respect of letters of credit issued in respect of Trade Payables);

                  (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than twelve months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

                  (5) all Capital Lease Obligations and all Attributable Debt of such Person;

                  (6) the amount of all obligations of such Person with respect to the redemption, repayment or repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

                           (A) the fair market value of such asset at such date
                  of determination and

                           (B) the amount of such Indebtedness of such other
                  Persons;

                  (8)      Hedging Obligations of such Person;

                  (9) all obligations of such Person in respect of Insurance Premium Financing Arrangements; and

                  (10) all obligations of the type referred to in clauses (1) through (9) of other Persons and all dividends or distributions of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above, at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unaccreted portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP.

         "Indenture" means this indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Principal Amount" means, with respect to each $1,000 principal amount at Stated Maturity of Notes, $891.30.

         "Insurance Premium Financers" means Persons who are not Affiliates of the Company who advance insurance premiums for the Company and its Subsidiaries pursuant to Insurance Premium Financing Arrangements.

         "Insurance Premium Financing Arrangements" means, with respect to any Person, agreements with Insurance Premium Financers pursuant to which such Insurance Premium Financers advance insurance premiums for or on behalf of such Person. Insurance Premium Financing Arrangements (i) shall not provide, for the benefit of such Insurance Premium Financers, any security interest in any property of the Company or any of its Subsidiaries other than gross unearned premiums for the insurance policies that are the subject of such arrangements,
(ii) shall not purport to prohibit any of the Liens created in favor of Trustee for the benefit of Holders pursuant to the Security Documents, and (iii) shall not contain any provision or contemplate any transaction prohibited by the Indenture.

         "Intercreditor Agreement" means that certain intercreditor agreement, dated as of March [__], 2004, by and among the Company, the Company's subsidiaries listed on the signature pages thereto, the financial institutions listed on the signature pages thereto, Bank of America, N.A., as administration agent, Deutsche Bank Securities, Inc., as documentation agent, DHC and the Trustee, as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

         "Interest Accrual Period" means the period from (and including) the date of issuance of the Notes to but excluding the first Interest Payment Date after issuance, and each successive six-month period from and including each Interest Payment Date to but excluding the following Interest Payment Date.

         "Interest Payment Date" means March 15 and September 15 of each year, commencing on September 15, 2004, or if any such day is not a Business Day, the next succeeding Business Day.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. Any deemed investment in any Person not involving a transfer of cash or other assets to such Person and resulting solely from the application of pushdown accounting rules shall not constitute an Investment.

         "Investor Parties" means (i) D.E. Shaw Laminar Portfolios, L.L.C., (ii) SZ Investments, LLC, and (iii) Third Avenue Value Fund, Inc.

         "Issue Date" means the first date on which the Notes are issued.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Limited Recourse Debt" means, with respect to any Subsidiary of the Company, Indebtedness of such Subsidiary with respect to which the recourse of the holder or obligee of such Indebtedness is limited to (i) assets associated with a Project (which in any event shall not include assets held by the Company or any Subsidiary other than a Subsidiary whose sole business is the ownership and/or operation of such Project and substantially all of whose assets are associated with such Project) in respect of which such Indebtedness was incurred or (ii) the Equity Interests in such Subsidiary, but in the case of clause (ii) only if such Subsidiary's sole business is the ownership and/or operation of such Project and substantially all of such Subsidiary's assets are associated with such Project. Indebtedness of a Subsidiary of the Company shall not fail to be Limited Recourse Debt solely by virtue of the fact that the holders of such Limited Recourse Debt have recourse to the Company or another Subsidiary of the Company pursuant to a Performance Guaranty, so long as such Performance Guaranty is not prohibited by Section 4.20.

         "Management Investors" means the officers and employees of the Company or a Subsidiary of the Company who acquire Voting Stock of DHC or the Company on or after the Issue Date.

         "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business of Moody's Investors Service, Inc.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any parcel of real property to secure the Obligations under the Notes.

         "Net Depreciation and Amortization Expense" means, for any period, (i) the sum of the amounts (each expressed as a positive number) for such period of "Depreciation" and "Amortization", as each such line item is reflected in the Company's consolidated statement of cash flows prepared in conformity with GAAP and reported in a manner consistent with the Company's reporting of such amount in its last quarterly or annual report (as the case may be) on Form 10-Q or Form 10-K, respectively, filed with the Commission prior to the Issue Date, whether such line items are so titled or otherwise titled, plus other non-cash charges, minus (ii) Haverhill Deferred PPA Income.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the costs directly related to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions and consent fees, (ii) taxes paid or payable as a result of such Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment or cash collateralization of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, and (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company, any Guarantor, nor any Restricted Subsidiary (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly liable as a guarantor or otherwise, or (iii) constitutes the lender; and

                  (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company, any Guarantor, or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its stated maturity;

provided that Performance Guarantees permitted under this Indenture shall not cause any such Indebtedness not to be Non-Recourse Debt.

         "Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Obligations" means all principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable (including post-petition interest whether or not allowable as a claim in any proceeding) under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Senior Vice President, or any Vice President of such Person.

         "Officer's Certificate" means a certificate signed on behalf of the Company by an Officer of the Company that meets the requirements of Section 13.05.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee and, that meets the requirements of Section
13.05. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Performance Guaranty" means any agreement entered into by the Company or any Restricted Subsidiary of the Company under which the Company or such Restricted Subsidiary (i) guarantees the performance of a Subsidiary of the Company under a lease or sublease or under a service, management or operating agreement relating to a Project or (ii) guarantees the performance of CPIH or any of its Subsidiaries under a lease or sublease or under a service, management or operating agreement in existence on the Issue Date, as amended or modified on terms not materially less advantageous to the Company or such Restricted Subsidiary.

         "Permitted Business" means any business of the type engaged in by the Company or any of its Restricted Subsidiaries as of the Issue Date or any business reasonably related, ancillary or complementary thereto.

         "Permitted Holders" means (i) DHC and the Management Investors and (ii) any Related Party of a Person referred to in the immediately preceding clause
(i).

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary of the Company:

                  (1) in the Company, a Restricted Subsidiary of the Company (other than a Bankrupt Subsidiary) or a Person that will, upon the making of such Investment, become a Restricted Subsidiary of the Company;

                  (2) consisting of intercompany loans to Bankrupt Subsidiaries, so long as (a) the proceeds of such loans are applied to working capital, maintenance, operation, payroll and other liquidity requirements in the ordinary course of business of such Bankrupt Subsidiaries, and (b) the aggregate amount of such intercompany loans outstanding to all Bankrupt Subsidiaries at any time does not exceed $3.0 million;

                  (3) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary of the Company;

                  (4) in Cash Equivalents;

                  (5) in receivables owing to the Company or any Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (6) in payroll, travel and similar advances to employees to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (7) in loans or advances to employees made in the ordinary course of business and not exceeding $2.0 million in the aggregate outstanding at any one time, of which not more than $1.0 million shall be for purposes other than employee relocation expenses;

                  (8) received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (9) in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale that was made pursuant to and in compliance with Section 4.10 or a transaction not constituting an Asset Sale by reason of the $10.0 million threshold contained in the definition thereof;

                  (10) that constitutes a Hedging Obligation or commodity hedging arrangement entered into for bona fide hedging purposes of the Company in the ordinary course of business and otherwise in accordance with this Indenture;

                  (11) in securities of any trade creditor, supplier or customer received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditor, supplier or customer;

                  (12) acquired as a result of a foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (13) consisting of purchases and acquisitions of inventory, supplies, materials, equipment or contract rights or licenses or leases of intellectual property, in any case, in the ordinary course of business;

                  (14) consisting of intercompany Indebtedness not prohibited under Section 4.09;

                  (15) consisting of a Guarantee not prohibited under Section 4.09;

                  (16) the consideration for which consists solely of shares of Capital Stock (other than Disqualified Stock) of the Company;

                  (17) required to be made by the Company and its Restricted Subsidiaries under Performance Guarantees in effect on the Issue Date or entered into in compliance with the terms of Section 4.20;

                  (18) deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not made or acquired in contemplation of such acquisition;

                  (19) in prepaid expenses and leases, and in utility and workers' compensation performance and other similar deposits made in ordinary course of business;

                  (20) in CPIH and its Subsidiaries and in Unrestricted Subsidiaries of the Company to fund administrative services including, but not limited to, payroll, cash management, administration, billing, procurement, and equity investments the Company is required to make in CPIH and its Subsidiaries in a net amount not to exceed $20.0 million in the aggregate outstanding at any one time;

                  (21) under the CPIH Reimbursement Agreement or the Tax Sharing Agreement;

                  (22) advances by the Company or a Restricted Subsidiary of the Company to fund expansion, replacements or improvements in respect of a publicly-owned Project, which advances are reimbursable by the owner of the Project;

                  (23) made pursuant to the Plan of Reorganization; and

                  (24) other Investments having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) not exceeding $70.0 million in the aggregate outstanding at any one time.

         "Permitted Liens" means:

                  (1) Liens securing the Credit Agreement Obligations and obligations to the cash management bank with respect to the Cash Management System;

                  (2) Liens securing the Notes and the Subsidiary Guarantees;

                  (3) Liens in favor of the Company or any Guarantor;

                  (4) Liens on property or assets of a Person existing at the time such Person is acquired by, merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were not put in place in contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired by, merged into or consolidated with the Company or the Restricted Subsidiary;

                  (5) Liens on property or assets existing at the time of acquisition of the property or assets by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not put in place in contemplation of such acquisition;

                  (6) Liens existing on the Issue Date or otherwise granted to secure Existing Indebtedness in accordance to the Plan of Reorganization;

                  (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent, that are not yet subject to penalties or interest for non-payment or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (8) Liens securing Permitted Refinancing Indebtedness where the Liens securing Indebtedness being refinanced were permitted under this Indenture;

                  (9) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business;

                  (10) Liens securing Indebtedness permitted by clause (5) of
         Section 4.09(b) covering only the assets acquired with such Indebtedness;

                  (11) Liens with respect to Permitted Indebtedness incurred pursuant to clause (8) or (10) of Section 4.09(b).

                  (12) Liens securing Hedging Obligations permitted under this Indenture;

                  (13) Liens arising from the filing of Uniform Commercial Code financing statements in connection with operating leases;

                  (14) attachment or judgment Liens not giving rise to an Event of Default;

                  (15) Liens encumbering property or assets of the Company or any Restricted Subsidiary of the Company consisting of carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords', suppliers' and other similar Liens, and other Liens arising by operation of law and incurred in the ordinary course of business for sums that are not overdue or that are being contested in good faith by appropriate proceedings and (if so contested) for which appropriate reserves with respect thereto have been established and maintained on the books of the Company or such Restricted Subsidiary in accordance with GAAP;

                  (16) Liens incurred, or pledges or deposits made in the ordinary course of business and consistent with industry practice in connection with, workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits, including any Liens securing letters of credit issued in the ordinary course of business in connection with the foregoing;

                  (17) Liens in the nature of rights of set-off of banks and other Persons;

                  (18) Liens in favor of customs and revenue authorities and other similar authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

                  (19) leases or subleases granted to third Person not materially interfering with the business of the Company and its Restricted Subsidiaries taken as a whole;

                  (20) any interest or title of a lessor or lessee or sublessor or sublessee under any operating lease;

                  (21) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business;

                  (22) Liens incurred or deposits made in connection with the purchase of inventory; provided that any such purchase of inventory is incidental to the conduct of the business of the Company or a Restricted Subsidiary of the Company in accordance with its then current business practices, such Liens are in the nature of a vendor's lien or a reservation of title and the obligations secured by such Liens are Trade Payables incurred in the ordinary course of business of the Company or such Restricted Subsidiary;

                  (23) minor imperfections of, or encumbrances on, title that do not materially impair the value of property for its intended use;

                  (24) Liens incurred or deposits made to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (25) Liens securing reimbursement obligations with respect to letters of credit incurred in accordance with this Indenture that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                  (26) Liens on assets of any Subsidiary of the Company or on the Equity Interests of such Subsidiary, in each case to the extent such Liens secure Limited Recourse Debt or Non-Recourse Debt of such Subsidiary permitted by Section 4.09;

                  (27) Liens on cash collateral of the Company securing insurance deductibles or self-insurance retentions required by third party insurers in connection with insurance arrangements entered into in the ordinary course of business by the Company and its Subsidiaries with such insurers;

                  (28) Liens pursuant to Insurance Premium Financing Arrangements permitted under this Indenture, so long as such Liens attach only to the gross unearned premiums for the insurance policies which are the subject of such arrangements; and

                  (29) Liens not otherwise permitted by clauses (1) through (28) above securing Indebtedness in an aggregate amount at the time of incurrence, together with all other Indebtedness secured by then outstanding Liens previously incurred or assumed pursuant to this clause (29), not in excess of $10.0 million.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (A) other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased (whether legally or as to covenants only) or refunded (plus all accrued interest on such Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith); provided, however, that, notwithstanding the foregoing, Permitted Refinancing Indebtedness with respect to Permitted Debt described in clauses (3) and (4) of Section 4.09(b) may be incurred in an amount not in excess of 110% of the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on such Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

or (B) Limited Recourse Debt or Non-Recourse Debt of municipally-sponsored privately-owned Projects so long as the terms of such Permitted Refinancing Indebtedness, taken as a whole, are not materially more restrictive to the Company and its Subsidiaries.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Plan of Reorganization" means the Debtors' Second Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as filed with the Bankruptcy Court on January 14, 2004, together with the Reorganization Plan Supplement to Debtors' Second Joint Plan of Reorganization filed with the Bankruptcy Court on February 18, 2004 in connection therewith.

         "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "Project" means any waste-to-energy facility, electrical generation plant, cogeneration plant, water treatment facility or other facility for the generation of electricity or engaged in another line of business in which the Company and its Subsidiaries are permitted to be engaged hereunder for which a Subsidiary or Subsidiaries of the Company was, is or will be (as the case may be) an owner, operator, manager or builder, and shall also mean any two or more of such plants or facilities in which an interest has been acquired in a single transaction, so long as such interest constitutes an existing Investment on the Issue Date permitted hereunder; provided however, that a Project shall cease to be a Project at such time that the Company or any of its Subsidiaries ceases to have any existing or future rights or obligations (whether direct or indirect, contingent or matured) associated therewith.

         "Related Party" means (a) with respect to DHC, (i) any direct or indirect wholly-owned Subsidiary of DHC, any Approved DHC Investor and any officer, director or employee of DHC or any wholly-owned Subsidiary of DHC, (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (a)(i) of this definition or (iii) any trust, corporation or partnership 100%-in-interest of the beneficiaries, stockholders or partners of which consists of one or more of the persons described in clauses (a)(i) or (a)(ii) of this definition; or (b) with respect to any Management Investor (i) any spouse or lineal descendant (including by adoption and stepchildren) of such officer or employee or (ii) any trust, corporation or partnership 100%-in-interest of the beneficiaries, stockholders or partners of which consists of such officer or employee, any of the persons described in clause (b)(i) of this definition or any combination thereof.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary of the Company whereby the Company or such Restricted Subsidiary transfers such property to another Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Guarantor or between Guarantors.

         "Second Lien Letter of Credit Facility" means (i) the Credit Agreement, dated as of March [___], 2004, by and among the Company, each of its Subsidiaries listed on the signature pages thereof, the financial institution listed on the signature pages thereof and Bank One, N.A., as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, increased, supplemented, refunded, replaced or refinanced in whole or in part from time to time, including any agreement extending the maturity of, consolidating or otherwise restructuring (including adding subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreement" means the Security Agreement, dated as of the date of this Indenture, by and among the Company, the Grantors (as defined therein) and the Collateral Agent, as amended, modified or supplemented from time to time in accordance with the terms of this Indenture.

         "Security Documents" means the Security Agreement, the Intercreditor Agreement and the Mortgages, dated as of the date of this Indenture, and any other document or instrument pursuant to which a Lien is granted by the Company or any Guarantor to secure any Obligations under the Notes and this Indenture or under which rights or remedies with respect to such Lien are governed, as such agreements may be amended, modified or supplemented from time to time.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

         "Stated Maturity" means, with respect to any installment of interest or principal on any Indebtedness, the fixed date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, but does not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the fixed date scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of such Person (or any combination thereof);

provided, however, that, except to the extent expressly indicated, the term "Subsidiary," when used with respect to the Company or its Restricted Subsidiaries, shall not include CPIH or any of its Subsidiaries.

         "Subsidiary Guarantee" means, the Guarantee by each Guarantor of the Company's Obligations under this Indenture and the Notes, executed pursuant to the terms of this Indenture.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Tax Sharing Agreement" means the Tax Sharing Agreement among DHC, the Company and CPIH and any amendments, modifications or extensions thereof on terms not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than the terms of such agreement as in effect on the Issue Date.

         "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary:

                  (1) has no Indebtedness other than Non-Recourse Debt;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements to be an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default of such covenant. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under
Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "Unsecured Notes" means the 7.5% Subordinated Unsecured Notes due 2011 issued by the Company pursuant to an indenture dated March [___], 2004.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or comparable governing body of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

Section 1.02      Other Definitions.

         Term                                                 Defined in
         ----                                                   Section
                                                                -------

         "Affiliate Transaction"...........................      4.11
         "Asset Sale Offer"................................      3.09
         "Authentication Order"............................      2.02
         "Change of Control Offer".........................      4.15
         "Change of Control Payment".......................      4.15
         "Change of Control Payment Date"..................      4.15
         "Covenant Defeasance".............................      8.03
         "DTC".............................................      2.03
         "Event of Default"................................      6.01
         "Excess Proceeds".................................      4.10
         "Exemption" ......................................     10.03
         "incur"...........................................      4.09
         "Legal Defeasance"................................      8.02
         "Offer Amount"....................................      3.09
         "Offer Period"....................................      3.09
         "Paying Agent"....................................      2.03
         "Permitted Debt"..................................      4.09
         "Purchase Date"...................................      3.09
         "Registrar".......................................      2.03
         "Relevant Liabilities"............................     10.07
         "Restricted Payments".............................      4.07
         "Subject Property"................................     10.03


Section 1.03      Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "will" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions;

                  (7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

                  (8) references to "Sections" or "Articles" are to the portions of this Indenture so designated.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01      Form and Dating.

         (a) General. The Notes shall be known and designated as the "8.25% Senior Secured Notes Due 2011" of the Company. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof and shall be initially issued only in global form.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

         (c) Book-Entry Provisions. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

Section 2.02      Execution and Authentication.

         An Officer must sign the Notes for the Company and an Officer or director of each Guarantor must sign such Guarantor's Subsidiary Guarantee, in each case, by manual or facsimile signature. If an Officer or director whose signature is on a Note or Subsidiary Guarantee no longer holds that office at the time a Note or Subsidiary Guarantee is authenticated, the Note or Subsidiary Guarantee shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. On the date of the Indenture, the Trustee shall, upon receipt of a written order of the Company signed by two Officers (an "Authentication Order"), authenticate the Notes for $230.0 million in aggregate principal amount at Stated Maturity.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03      Registrar and Paying Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04      Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05      Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

Section 2.06      Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Company for Definitive Notes only if:

          (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

          (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee;

         Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided that, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or
(2) below, as applicable:

          (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
     Section 2.06(b)(1).

          (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1), the transferor of such beneficial interest must deliver to the Registrar either:

               (A) both:

                    (i) a written order from a Participant or an Indirect
               Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (ii) instructions given in accordance with the Applicable
               Procedures containing information regarding the Participant account to be credited with such increase; or

               (B) both:

                    (i) a written order from a Participant or an Indirect
               Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. Subject to Section 2.06(a), if any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

         (f) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

         (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (h) General Provisions Relating to Transfers and Exchanges.

          (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with
     Section 2.02 or at the Registrar's request.

          (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require a Holder to pay a sum sufficient to pay all transfer tax or similar governmental charges payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 3.10, 4.10, 4.15 and 9.05). The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (4) The Company shall not be required:

               (A) to issue, to register the transfer of or to exchange any Notes (i) during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
          3.02 and ending at the close of business on the day of selection, or
          (ii) during a period beginning at the opening of business 15 days before any Interest Payment Date and ending at the closing of business on such Interest Payment Date;

               (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

         (5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

         (6) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

Section 2.07      Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a).

         If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount or Accreted Value of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09      Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10      Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11      Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy or return to the Company canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01      Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it must furnish to the Trustee, at least 45 days but not more than 75 days before a redemption date, an Officer's Certificate setting forth:

          (1) the clause of this Indenture pursuant to which the redemption shall occur;

          (2) the redemption date;

          (3) the principal amount of Notes to be redeemed; and

          (4) the redemption price.

Section 3.02      Selection of Notes to Be Redeemed or Purchased.

         (a) If there is more than one Holder, and if less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select Notes for redemption or purchase as follows:

          (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2) if the Notes are not listed on any national securities exchange, by lot.

         (b) In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

         (c) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; provided that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03      Notice of Redemption.

         (a) Subject to the provisions of Sections 3.09 and 3.10, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12.

         (b) The notice shall identify the Notes to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         (c) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. If the Company complies with the provisions of Article 3, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.

Section 3.05      Deposit of Redemption or Purchase Price.

         (a) One Business Day prior to the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

         (b) If a Note is redeemed or purchased on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06      Notes Redeemed or Purchased in Part.

         Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07      Optional Redemption.

         (a) At any time after the Issue Date and on or before March 15, 2006, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice, at the Accreted Value on the redemption date, plus accrued and unpaid interest to the redemption date.

         (b) At any time after March 15, 2006, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of Accreted Value) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

         Year                                            Percentage
         ----                                            ----------
         2006..................................           104.625%
         2007..................................           103.469%
         2008..................................           102.313%
         2009..................................           101.156%
         2010 and thereafter...................           100.000%

         (c) Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Section 3.01 through 3.06. Any notice to the Holders of Notes of a redemption pursuant to this Section 3.07 shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers' Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.08      Mandatory Redemption.

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09      Offer to Purchase by Application of Excess Proceeds.

         (a) In the event that, pursuant to Section 4.10, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

         (b) Subject to the Intercreditor Agreement, the Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall apply all Excess Proceeds (the "Offer Amount") to the purchase or redemption of Notes and such other pari passu Indebtedness containing provisions similar to this Section 3.09 (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         (c) If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         (d) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (1) that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 and the length of time the Asset Sale Offer will remain open;

          (2) the Offer Amount, the offer price and the Purchase Date;

          (3) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

          (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 of principal at Stated Maturity only;

          (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (7) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (8) that, if the aggregate purchase or redemption price of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes and other pari passu Indebtedness to be purchased or redeemed on a pro rata basis based on the Accreted Value of Notes and principal of such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 of principal at Stated Maturity, or integral multiples thereof, shall be purchased); and

          (9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount at Stated Maturity to that of the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         (e) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at Stated Maturity equal to that of any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         (f) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Sections 3.01 through 3.06.

         (g) Notwithstanding the foregoing, to the extent the Intercreditor Agreement is in effect, any Asset Sale Offer shall be governed by the terms of the Intercreditor Agreement to the extent that the applicable terms of this Indenture are inconsistent therewith.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01      Payment of Notes.

         The Company shall pay or cause to be paid the principal or Accreted Value of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, Accreted Value, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by or on behalf of the Company in immediately available funds and designated for and sufficient to pay all principal, Accreted Value, premium, if any, and interest then due. Payments of Accreted Value of the Notes prior to the Stated Maturity of principal of the Notes shall reduce proportionately, for purposes of calculation of interest payable thereon and for future determinations of Accreted Value and principal thereof, the principal amount at Stated Maturity of the Notes with respect to which such payments of Accreted Value have been made.

Section 4.02      Maintenance of Office or Agency.

         (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03      Reports.

         (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Company shall:

          (1) provide the Trustee and the Holders with the annual, quarterly and current reports as are required in such Sections 13 and 15(d) to be filed by a United States corporation subject to such Sections in respect of debt securities not listed on an exchange, within 15 days after the times specified for the filing of the information, documents and reports under such Sections; and

          (2) to the extent permitted, file with the Commission the reports referred to in clause (1) of this Section 4.03(a) within 15 days after the times specified for such filings under the Exchange Act (whether or not applicable to the Company).

         (b) The quarterly and annual financial information required by Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of condensed consolidating financial information with respect to the financial condition and results of operations of the Company and its Subsidiaries (excluding CPIH and its Subsidiaries) separate from the financial condition and results of operations of the Company and all of its Subsidiaries (including, for that purpose, CPIH and its Subsidiaries).

Section 4.04      Compliance Certificate.

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 105 days after the end of each fiscal year, an Officer's Certificate of the Company and such Guarantor, respectively, stating that, in the course of performing his or her duties as officers of the Company or such Guarantor, as applicable, a review of the activities of the Company or such Guarantor and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company or such Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or such Guarantor is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or Accreted Value of, or interest or premium, if any, on, the Notes are prohibited or if such event has occurred, a description of the event and what action the Company or such Guarantor is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a)(1) shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in connection with their audit, nothing has come to their attention that caused them to believe that, with respect to financial and accounting matters, the Company failed to comply with any provisions of Article 4 or Article 5 or, if any such event of noncompliance has come to their attention, specifying the nature and period of existence thereof, it being understood that their audit was not directed primarily toward obtaining knowledge of such noncompliance and that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such noncompliance.

         (c) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, within five Business Days after the date on which any Officer of the Company becomes aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05      Taxes.

         The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, prior to delinquency, all taxes, assessments, and governmental charges levied or imposed upon its or such Subsidiaries' income, profits or property, except such as are contested in good faith and by appropriate proceedings or where stayed by the Bankruptcy Court or other court of competent jurisdiction or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders of the Notes.

Section 4.06      Stay, Extension and Usury Laws.

         The Company and each of the Guarantors covenant (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture or the Security Documents; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      Restricted Payments.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Guarantor or, in the case of a Restricted Subsidiary that is not a Guarantor, to the Company or any Restricted Subsidiary);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company held by a Person other than the Company or a Restricted Subsidiary of the Company;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated by its terms in right of payment to the Notes or the Subsidiary Guarantees, except payments of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (5) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (6) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in Section 4.09(a); and

          (7) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11) (other than payments with respect to Equity Interests of the Company or any of its Restricted Subsidiaries), (12) and (13) of Section 4.07(b)), is less than the sum, without duplication, of:

               (A) 50% of the aggregate Consolidated Net Income of the Company (or, in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) accrued for the period beginning on the Issue Date and ending on the last day of the Company's most recent fiscal quarter for which financial information is available to the Company ending prior to the date of such proposed Restricted Payment, taken as one accounting period, plus

               (B) 100% of the aggregate net cash proceeds received by the Company since the Issue Date (x) from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or Disqualified Stock or debt or other securities of the Company that have been converted into or exchanged for such Equity Interests (other than (i) Equity Interests (or Disqualified Stock or convertible or exchangeable debt or other securities) sold to a Subsidiary of the Company or any employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries, and (ii) Disqualified Stock or convertible or exchangeable debt or other securities that have been converted into or exchanged for Disqualified Stock), and (y) as capital contributions from its shareholders, plus

               (C) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, the fair market value of such Subsidiary, as determined by the Board of Directors, as of the date of such redesignation, plus

               (D) the sum of (i) the aggregate amount in cash returned to the Company or any of its Restricted Subsidiaries and (ii) the aggregate principal amount of Indebtedness of the Company or any of its Restricted Subsidiaries cancelled, in each case with respect to Restricted Investments made after the Issue Date whether through interest payments, principal payments, dividends, or other distributions or the forgiveness or cancellation of Indebtedness, plus

               (E) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition or sale (other than to a Restricted Subsidiary), or liquidation, retirement or redemption of all or any portion of Restricted Investments made after the Issue Date, plus

               (F) the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of dividends, repayments of the principal of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or any of its Restricted Subsidiaries, plus

               (G) in the event that the Company or any of its Restricted Subsidiaries makes any Investment in a Person that, as a result of or in connection with such Restricted Investment, becomes a Restricted Subsidiary, an amount equal to such portion of the Company's or any of its Restricted Subsidiaries' existing Investments in such Person that was previously treated as a Restricted Payment.

         (b) The provisions of Section 4.07(a) will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture; provided, however, that any such dividend will be included in the calculation of the amount of Restricted Payments (without duplication for declaration);

          (2) the making of any Restricted Investment or the payment on or with respect to or, the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any of its Restricted Subsidiaries or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Equity Interests of the Company (other than (i) Disqualified Stock and (ii) Equity Interests issued or sold to a Restricted Subsidiary of the Company or to any employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries) or out of the net cash proceeds of substantially concurrent capital contributions made to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Investment redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (7)(B) of Section 4.07(a);

          (3) the defeasance (whether legally or as to covenants only), redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any of its Restricted Subsidiaries or Disqualified Stock of the Company with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the declaration and payment of any dividend by a Restricted Subsidiary of the Company to the holders of such Restricted Subsidiary's Equity Interests on a pro rata basis;

          (5) the retirement of any shares of Disqualified Stock of the Company by conversion into, or by exchange for, shares of Disqualified Stock of the Company, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other shares of Disqualified Stock of the Company; provided that the Disqualified Stock of the Company that replaces the retired shares of Disqualified Stock of the Company shall not require the direct or indirect payment of any liquidation preference earlier in time than the final stated maturity of the retired shares of Disqualified Stock of the Company;

          (6) payments required to be made or otherwise contemplated pursuant to the Plan of Reorganization;

          (7) payments required to be made pursuant to the CPIH Reimbursement Agreement, the Corporate Services Reimbursement Agreement or the Tax Sharing Agreement;

          (8) payments in respect of the limited partnership interests in Covanta Onondaga Limited Partnership and Covanta Huntington Limited Partnership pursuant to the limited partnership agreements of such entities as in effect on the Issue Date and as amended, modified or extended on terms not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole;

          (9) repurchases of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

          (10) payments in satisfaction of earn-out and deferred purchase price obligations pursuant to agreements relating to the acquisition of any Person which, following such acquisition, would be a Restricted Subsidiary of the Company;

          (11) any Restricted Payments made pursuant to any employee benefit plan, arrangement or perquisite (including plans, arrangements or perquisites for the benefit of directors) or employment agreements or other compensation arrangements, in each case as approved by the Board of Directors in its good faith judgment;

          (12) the distribution, as a dividend or otherwise, of Equity Interests of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, any Unrestricted Subsidiary of the Company;

          (13) payments or distributions to dissenting stockholders pursuant to applicable law or pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Section 5.01;

          (14) any purchase, redemption, retirement or other acquisition for value of any subordinated Indebtedness pursuant to the provisions of such Indebtedness relating to a change of control or sale of assets; provided that the Company shall have complied with any requirement to make a Change of Control Offer or Asset Sale Offer, as the case may be, in connection with such change of control or sale of assets; and

          (15) other Restricted Payments in an aggregate amount not to exceed $10.0 million.

         (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined, in good faith, by the Board of Directors. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million and if the Restricted Payment is to be made to an Affiliate of the Company or to the holders of or in respect of any Equity Interest. Not later than the date of making any Restricted Payment having a fair market value exceeding $15.0 million, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07(c) were computed, together with a copy of the fairness opinion or appraisal required by this Indenture. In determining whether any Restricted Payment is permitted by the covenant described above, the Company may in its sole discretion allocate all or any portion of such Restricted Payment among the categories described in the immediately preceding paragraph or among such categories and the types of Restricted Payments described in the first paragraph under the "Restricted Payments" heading above; provided that at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the covenant described above.

Section 4.08      Dividend and Other Payment Restrictions Affecting
                  Subsidiaries.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         (b) The provisions of Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:

          (1) agreements governing Existing Indebtedness, the Credit Agreements or the Indemnification Agreement as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those provisions contained in those agreements on the Issue Date;

          (2) this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents;

          (3) applicable law, rule, regulation or order;

          (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Acquired Debt, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (5) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business;

          (6) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are materially not more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing the Indebtedness being refinanced;

          (7) provisions with respect to the disposition or distribution of assets or property held under joint venture agreements, or subject to asset sale agreements, stock sale agreements and other similar agreements;

          (8) restrictions on cash or other deposits or net worth requirements imposed by customers under contracts or net worth requirements contained in leases and other agreements entered into in the ordinary course of business;

          (9) customary restrictions with respect to Restricted Subsidiaries of the Company pursuant to agreements creating Permitted Liens or agreements entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of any such Restricted Subsidiary pending the closing of such sale or disposition; provided that such restrictions apply solely to the Capital Stock or assets of the Restricted Subsidiary that are being sold or that are subject to the Permitted Lien;

          (10) any encumbrance or restriction existing under or by reason of Insurance Premium Financing Arrangements permitted pursuant to Section 4.09;

          (11) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

          (12) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

          (13) Non-Recourse Debt, Limited Recourse Debt, or leases or operating agreements related to Projects, so long as such encumbrances or restrictions relate solely to Project assets and distributions of Project earnings or Project cash flow;

          (14) any instrument governing any other Indebtedness the incurrence of which is not prohibited by Section 4.09; provided that the terms of such Indebtedness are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than the provisions with respect to such dividend and other payment restrictions contained in this Indenture at the time of such incurrence; and

          (15) any encumbrance or restriction of the type referred to in Section 4.08(a) imposed by any extension, amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement, contract, instrument or obligation referred to in clauses (1) through (14) of this Section 4.08(b) that is not materially more restrictive, taken as a whole, than the encumbrance or restriction imposed by the applicable predecessor agreement, contract, instrument or obligation.

Section 4.09      Restrictions on Indebtedness.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt); provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt), and any Restricted Subsidiary of the Company (other than a Bankrupt Subsidiary) may incur Acquired Debt not incurred by the acquired Person in contemplation of the related acquisition of such Person by such Restricted Subsidiary, if the Company's Consolidated Coverage Ratio at the time of incurrence of such Indebtedness, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom, as if the same had occurred at the beginning of the most recently ended four fiscal quarter period of the Company (commencing on or after the Issue Date) for which internal financial statements are available, would have been no less than 2.00 to 1.00.

         (b) Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the Company or any Restricted Subsidiary of Indebtedness and letters of credit under the Credit Agreements in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $280.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to repay Indebtedness under the Credit Agreements in order to comply with Section 4.10(b);

          (2) the incurrence by the Company of Indebtedness consisting solely of its obligations under Insurance Premium Financing Arrangements, which obligations shall not exceed at any time $30.0 million in the aggregate;

          (3) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness, including without limitation the Unsecured Notes;

          (4) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the Issue Date;

          (5) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in a Permitted Business in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), not to exceed $15.0 million at any time outstanding;

          (6) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or any of clauses (3),
     (4), (5), (6), (9), (15), (16) or (18) of this paragraph;

          (7) the incurrence (i) by the Company or any of the Guarantors of intercompany Indebtedness between or among the Company and any of the Guarantors and (ii) by non-Guarantor Restricted Subsidiaries of the Company of Indebtedness to the Company or a Guarantor in an aggregate net amount not to exceed $20.0 million; provided, however, that (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes (in the case of the Company) or the related Subsidiary Guarantee (in the case of a Guarantor); and (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Guarantor, as the case may be, that was not permitted by this clause (7);

          (8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the bona fide purpose of hedging (w) interest rate risk with respect to Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under this Indenture and which has a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby, or (x) currency exchange rate risk in connection with then existing financial obligations, or (y) the acquisition of goods or services or (z) against fluctuations in electricity rates pertaining to electricity produced by a Project; and in no event for purposes of speculation;

          (9) Guarantees provided under Section 4.17 and the Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09;

          (10) (A) Indebtedness incurred in the ordinary course of business solely in respect of bid, surety and similar bonds and standby letters of credit issued for the purpose of supporting workers' compensation liabilities or other insurance obligations of the Company or any of its Restricted Subsidiaries, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others and (B) Indebtedness owed to, including obligations in respect of letters of credit for the benefit of, any Person in connection with workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or a Restricted Subsidiary of the Company, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

          (11) obligations in respect of Performance Guarantees entered into in accordance with Section 4.20;

          (12) obligations in respect of any Existing IPP International Project Guaranties;

          (13) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, and such Indebtedness is extinguished within five business days after incurrence thereof;

          (14) Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets or a Subsidiary of the Company;

          (15) Indebtedness of the Company or any of its Restricted Subsidiaries, to the extent the net proceeds thereof are promptly (a) used to purchase Notes tendered pursuant to a Change of Control Offer under
     Section 4.15 or (b) deposited to defease the Notes in accordance with
     Article 8;

          (16) the incurrence by the Company or any of its Restricted Subsidiaries of Non-Recourse Debt or Limited Recourse Debt, in an aggregate amount not to exceed the greater of (i) $40.0 million and (ii) 33% of the aggregate reduction in principal amount of Non-Recourse Debt and Limited Recourse Debt in existence on the Issue Date, up to a maximum amount of $150.0 million, at any time outstanding;

          (17) the incurrence by any Restricted Subsidiary of the Company of Limited Recourse Debt relating to waste-to-energy Projects, so long as the incurrence by such Restricted Subsidiary of such Limited Recourse Debt is required, as evidenced by a resolution of the Board of Directors, by the existing client (if such client is a governmental authority) of the relevant Project; provided that during the continuance of an Event of Default, the Company and its Restricted Subsidiaries shall not enter into any new commitments for any such Indebtedness;

          (18) Non-Recourse Debt or Limited Recourse Debt incurred by any of the Company's Restricted Subsidiaries, the net proceeds of which are used to repay, redeem or repurchase the Notes or any other secured unsubordinated Indebtedness of the Company; and

          (19) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (19), not to exceed $30.0 million at any time outstanding.

         (c) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clause (1) through (19) of
Section 4.09(b), or is permitted to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. The maximum amount of Indebtedness that the Company or any of its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in currency exchange rates. Indebtedness under the Credit Agreements, including Guarantees of such Indebtedness, on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of Section 4.09(b).

         (d) Accrual of interest or dividends, the accretion of accreted value or original issue discount and the payment of interest or dividends in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

         (e) For purposes of determining compliance with any U.S. dollar-denominated restriction on Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that (1) the U.S. dollar-equivalent principal amount of any such Indebtedness outstanding or committed on the Issue Date will be calculated based on the relevant currency exchange rate in effect on the Issue Date of this Indenture, and (2) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency than the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10      Asset Sales.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) the fair market value is determined by the Board of Directors and evidenced by a resolution of the Board of Directors and, if such fair market value is in excess of $15.0 million, is set forth in an Officer's Certificate delivered to the Trustee; and

          (3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (3), each of the following shall be deemed to be cash:

               (A) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

               (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee converted by the Company or such Restricted Subsidiary within 90 days into cash or Cash Equivalents, to the extent of the cash and Cash Equivalents received in that conversion; and

               (C) any Voting Stock or assets of the kind referred to in clause
          (2) or (4) of Section 4.10(b).

         (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may, at its option and to the extent it elects, apply (i) 33% of all such Net Proceeds received after the Issue Date and until the aggregate Net Proceeds received by the Company and all of its Restricted Subsidiaries equal $7.5 million, and (ii) thereafter, 100% of such Net Proceeds:

          (1) to repay or cash collateralize Bank Indebtedness and, to the extent the Bank Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business, or to make a Permitted Investment in another Person that is engaged in a Permitted Business;

          (3) to make capital expenditures that are used or useful in a Permitted Business;

          (4) to acquire other assets that are used or useful in a Permitted Business; or

          (5) any combination of the foregoing;

provided that the Company and any such Restricted Subsidiary will be deemed to have applied such Net Proceeds in accordance with clause (2) or clause (4) of this Section 4.10(b) if, within 365 days after the date of such Asset Sale, the Company or such Restricted Subsidiary shall have entered into, and not abandoned or rejected, a binding agreement with respect to an acquisition, expenditure or Investment that would result in such application of such Net Proceeds and that acquisition, expenditure or Investment is thereafter completed within 455 days after the date of such Asset Sale.

         (c) Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

         (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b), other than Net Proceeds not required to be applied or invested in the manner specified in Section 4.10(b), shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall , to the extent permitted under the Intercreditor Agreement, make an Asset Sale Offer to all Holders of Notes and to all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase or redeem the maximum principal amount of the Notes and such other pari passu Indebtedness that may be purchased or redeemed out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of the Accreted Value plus accrued and unpaid interest on the Notes to be purchased, to the date fixed for the closing of such Asset Sale Offer in accordance with the procedures set forth in this Indenture, and shall be payable in cash. If the date of purchase is on or after an interest record date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, shall be paid to the Holder in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender pursuant to the Asset Sale Offer. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate Accreted Value of Notes and the amount of other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased or redeemed on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

         (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 or this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under
Section 3.09 or this Section 4.10 by virtue of such conflict.

         (f) Notwithstanding the foregoing, to the extent the Intercreditor Agreement is in effect, any Asset Sale shall be governed by the terms of the Intercreditor Agreement to the extent that the applicable terms of this Indenture are inconsistent therewith.

Section 4.11      Transactions with Affiliates.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2) the Company delivers to the Trustee:

               (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction; and

               (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company and its Restricted Subsidiaries of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         (b) The following transactions will not be deemed to be Affiliate Transactions and therefore will not be subject to the provisions of Section 4.11(a):

          (1) any Restricted Payment permitted to be made pursuant to Section
     4.07 and any Permitted Investment;

          (2) payments made pursuant to the CPIH Reimbursement Agreement, the Corporate Services Reimbursement Agreement or the Tax Sharing Agreement;

          (3) any employment, service or termination agreement entered into in the ordinary course of business;

          (4) any issuance of Equity Interests (other than Disqualified Stock), or other payments, awards or grants in cash, Equity Interests (other than Disqualified Stock) or otherwise pursuant to, or the funding of, employment arrangements, employee stock options and employee stock ownership plans approved by the Board of Directors;

          (5) loans or advances to employees of the Company or its Subsidiaries in the ordinary course of business permitted by clause (7) of the definition of Permitted Investments;

          (6) the payment or provision of reasonable fees, compensation or employee benefit plans, arrangements or perquisites to, and any indemnity provided for the benefit of, directors, officers, consultants or employees of the Company or any Subsidiary in the ordinary course of business;

          (7) any transaction between or among the Company and its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

          (8) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture, and which are fair to the Company and its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors;

          (9) transactions with the Investor Parties pursuant to the Indemnification Agreement, the Second Lien Letter of Credit Facility and any other agreement in existence on the Issue Date, between the Company, DHC or any Investor Party, as such agreement may thereafter be amended, modified, restated, renewed, extended, refinanced, refunded or replaced, as applicable, on terms not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than those terms in effect on the Issue Date, and any such amendment, modification, restatement, renewal, extension, refinancing, refunding or replacement;

          (10) transactions with CPIH and its Subsidiaries pursuant to agreements in existence or entered into on the Issue Date, as such agreements may thereafter be amended, modified, restated, renewed, extended, refinanced, refunded or replaced, as applicable, on terms not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than the terms of such agreements as in effect on the Issue Date, and any such amendment, modification, restatement, renewal, extension, refinancing, refunding or replacement;

          (11) transactions pursuant to any other arrangement, contract or agreement in existence on the Issue Date, as such arrangement, contract or agreement may thereafter be amended, modified, restated, renewed, extended, refinanced, refunded or replaced from time to time; provided that any such amendment, modification, restatement, renewal, extension, refinancing, refunding or replacement is on terms not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than the arrangement, contract or agreement in existence on the Issue Date; and

          (12) sales of Equity Interests, other than Disqualified Stock, of the Company to Affiliates of the Company.

Section 4.12      Liens.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

         (b) If the Company or any of its Restricted Subsidiaries shall create, incur, assume or suffer to exist any such Lien not permitted by the provisions of Section 4.12(a), the Company and such Restricted Subsidiary (i) shall be deemed to have automatically and without further action secured the Obligations under the Notes with such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured, and (ii) shall take or cause to be taken such actions as Holders deem necessary or advisable to evidence such equal and ratable Lien; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Holders to the creation of any such Lien not permitted by the provisions of
Section 4.12(a) and the creation or assumption of any such Lien not permitted by the provisions of Section 4.12(a) shall constitute an Event of Default.

Section 4.13      Business Activities.

         The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 4.14      Corporate Existence.

         Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

          (1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective or organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and (2) the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, of the Company or any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not materially adverse to the Holders of the Notes or such action as is otherwise permitted by this Indenture.

Section 4.15      Offer to Repurchase Upon Change of Control.

         (a) Subject to the Company's right to redeem the Notes pursuant to
Section 3.07, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (in a minimum aggregate principal amount at Stated Maturity of $1,000 or an integral multiple of $1,000) of such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of repurchase (the "Change of Control Payment"). Within 10 days following any Change of Control, if the Company has not sent a redemption notice pursuant to Section 3.03 for all of the Notes, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

          (1) that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Notes tendered will be accepted for payment;

          (2) the purchase price and the purchase date, which date shall be no earlier than 30 days and no later than 60 days after the date on which such notice is mailed (the "Change of Control Payment Date");

          (3) that any Note not tendered shall continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder; the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

          (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

          (b) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09, 3.10 or 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09, 3.10 or this
     Section 4.15 by virtue of such conflict.

         (c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

         Any Note so accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date.

         (d) The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a minimum aggregate principal amount of $1,000 or an integral multiple thereof. If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, shall be paid to the Holder in whose name a note is registered at the close of business on such record date, and no additional interest shall be payable to the holders who tender pursuant to the Change of Control Offer. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (e) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.10 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

Section 4.16      Payments for Consent.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Security Documents unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17      Additional Subsidiary Guarantees and Liens.

         If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date, excluding any Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with this Indenture for so long as it continues to constitute an Unrestricted Subsidiary, then that newly acquired or created Domestic Subsidiary shall become a Guarantor and (a) execute a supplemental indenture and deliver an Opinion of Counsel reasonably satisfactory to the Trustee within 10 Business Days of the date on which it was acquired or created, (b) if such Domestic Subsidiary grants any Lien upon any of its assets and property as security for any Credit Agreement Obligations, execute any and all further Security Documents, financing statements, agreements and instruments, upon substantially the same terms as the security documents in respect of such Credit Agreement Obligations, but subject to the Intercreditor Agreement, that grants the Trustee a third-priority Lien upon such assets and property for the benefit of the Holders and take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Trustee may reasonably request to create such third-priority Lien, all at the expense of the Company, including all reasonable fees and expenses of counsel incurred by the Trustee in connection therewith, and (c) deliver to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, that such Subsidiary Guarantee and any such Security Documents, as the case may be, are valid, binding and enforceable obligations of such Subsidiary, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles.

Section 4.18      Designation of Restricted and Unrestricted Subsidiaries.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly so designated will be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under the first paragraph of Section
4.07 or Permitted Investments, as determined by the Company. Such a designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the criteria for being an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.19      Limitation on Sale and Leaseback Transactions.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale/Leaseback transaction if:

          (1) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale/Leaseback Transaction in compliance with Section 4.09;

          (2) the gross cash proceeds of such Sale/Leaseback Transaction are at least equal to the fair market value (in the case of gross cash proceeds in excess of $5.0 million, as determined in good faith by the Board of Directors, and as so determined by the Board of Directors and set forth in an Officer's Certificate delivered to the Trustee in the case of gross cash proceeds in excess of $15.0 million), of the property that is the subject of such Sale/Leaseback Transaction; and

          (3) the transfer of assets in such Sale/Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10.

Section 4.20      Limitation on Performance Guarantees.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or become obligated with respect to any Performance Guarantee other than Performance Guarantees which are unsecured and which:

          (1) are in effect on the Issue Date;

          (2) replace, renew or extend Performance Guarantees permitted pursuant to clause (1) above;

          (3) support Expansions of existing waste-to-energy Projects.

          (4) are required in connection with waste-to-energy Projects undertaken by the Company or any of its Restricted Subsidiaries after the Issue Date (i) with respect to which the Company's or such Restricted Subsidiary's Investment therein constitutes a Permitted Investment or a Restricted Payment not prohibited by Section 4.07 or (ii) in which neither the Company nor any of its Restricted Subsidiaries has any Investment; or

          (5) are entered into in connection with a Bankrupt Subsidiary ceasing to be a Bankrupt Subsidiary, for the purpose of replacing a Performance Guarantee relating to such Bankrupt Subsidiary that was in effect immediately prior to the Issue Date but was terminated on the Issue Date, so long as no Persons enter into any such replacement Performance Guarantee as obligors other than the obligors under the Performance Guaranty being so replaced.

Section 4.21      Payment of Additional Interest

         The Company shall apply for and use reasonable business efforts to obtain and maintain ratings of the Notes from both Moody's and S&P. If the Notes have not been rated by either Moody's or S&P within 90 days after the Issue Date, the Company shall pay, as additional interest on the Notes, an amount equal to 0.25% of the principal amount of the Notes at maturity until a rating is obtained from one or both of Moody's or S&P. Such additional interest shall be computed in the same manner and shall be payable at the same times and to the same Persons as other interest on the Notes. Any failure by the Company to obtain or maintain the ratings required by this Section 4.21 solely as a result of the inaction or refusal to act by any such rating agency that is beyond the control of the Company shall not constitute a breach of this Section 4.21 or require the payment of such additional interest. The Company shall give prompt written notice to the Trustee of the occurrence of any event requiring the payment of additional interest pursuant to this Section 4.21.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01      Merger, Consolidation, or Sale of Assets.

         (a) The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture, pursuant to a supplemental indenture or other agreements reasonably satisfactory to the Trustee;

          (3) immediately after giving effect to such transaction no Default or Event of Default exists;

          (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of Section 4.09(a) or
     (ii) (A) would have a Consolidated Coverage Ratio greater than the Consolidated Coverage Ratio of the Company immediately prior to such transaction and without taking into account such transaction and any related financing transactions and (B) has received and delivered to the Trustee letters from Moody's and S&P stating that the Notes, after giving effect to such transaction and any related financing transactions, will be rated at least "Ba1" and "BB+" by such agencies, respectively; and

          (5) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

         (b) In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not prohibit (i) any sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any Guarantor, (ii) any Restricted Subsidiary from consolidating with, merging into or transferring all or part of its assets to the Company or any Guarantor, or (iii) the Company from merging with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

         (c) In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the surviving Person and the surviving Person is to assume all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture, such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company would be discharged from its obligations under this Indenture and the Notes.

Section 5.02      Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal or Accreted Value of, and interest and premium, if any, on, the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

         Each of the following is an "Event of Default":

          (1) the Company defaults for 30 consecutive days in the payment when due of interest on the Notes;

          (2) the Company defaults in payment when due of the principal or Accreted Value of, or premium, if any, on the Notes;

          (3) failure by the Company or any of its Restricted Subsidiaries to comply with its obligations to make any Change of Control Payment pursuant to Section 4.15 or to comply with the provisions of Section 5.01;

          (4) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice from the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes to comply with the provisions of any of Sections 4.07, 4.09 or 4.10;

          (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes to comply with any of the other agreements in this Indenture or the Security Documents;

          (6) default under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries whether such Indebtedness now exists, or is created after the Issue Date, if that default:

               (A) is caused by a failure to pay principal of or liquidation preference of such Indebtedness at the final stated maturity thereof (giving effect to any applicable grace periods and any extensions thereof); or

               (B) results in the acceleration of such Indebtedness prior to its express maturity; or

               (C) results in a requirement that the Company or any of its Restricted Subsidiaries collateralize any letter of credit thereunder and the Company or such Restricted Subsidiary fails to provide the required collateral on the terms and within the times set forth therein (giving effect to any applicable grace periods and any extensions thereof);

     and, in each case, if the principal amount of such Indebtedness or the amount of such collateralization requirement aggregates $20.0 million or more;

          (7) any final judgment or judgments for the payment of money in an aggregate amount in excess of $10.0 million (or its foreign currency equivalent at the time) in excess of amounts which the Company's insurance carriers have agreed to pay under applicable policies shall have been rendered against the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary and shall not have been waived, satisfied, bonded or discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect;

          (8) the Company or any Restricted Subsidiary of the Company (other than a Bankrupt Subsidiary) that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy
     Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of or taking possession by a custodian, receiver, liquidator, trustee, assignee or sequestrator of it or for all or substantially all of its property; or

               (D) makes a general assignment for the benefit of its creditors;
          or

          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Restricted Subsidiary of the Company (other than a Bankrupt Subsidiary) that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case; or

               (B) appoints a custodian, receiver, liquidator, trustee, assignee or sequestrator of the Company or any Restricted Subsidiary of the Company (other than a Bankrupt Subsidiary) that is a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or, in either case, any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary; or

               (C) orders the liquidation of the Company or any Restricted Subsidiary of the Company (other than a Bankrupt Subsidiary) that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days; or

               (D) (a) any Subsidiary Guarantee or any Security Document or any security interest granted thereby is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect and such default continues for ten days after written notice, or (b) the Company or any Guarantor, or any Person acting on behalf of the Company or any Guarantor, denies or disaffirms its obligations under any Subsidiary Guarantee or Security Document.

Section 6.02      Acceleration.

         (a) In the case of an Event of Default specified in clauses (8) or (9) of Section 6.01, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at Stated Maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration the Notes shall become due and payable immediately. The amount due and payable with respect to principal of the Notes upon any acceleration hereunder shall be the Accreted Value of the Notes as of the date of acceleration.

         (b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) of Section 6.01, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (6) of Section 6.01 have rescinded the declaration of acceleration in respect of the Indebtedness within 30 days of the date of the declaration and if:

          (1) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

          (2) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

         (c) The Holders of a majority in aggregate principal amount at Stated Maturity of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         (d) If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07, then, upon acceleration of the Notes, an equivalent premium, based upon the Accreted Value of the Notes as of the date of acceleration, shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

Section 6.03      Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or Accreted Value of and premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a
Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal or Accreted Value of or premium or interest on, the Notes, including in connection with an offer to purchase (other than a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount at Stated Maturity of the then outstanding Notes); provided, however, that the Holders of a majority in aggregate principal amount at Stated Maturity of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05      Control by Majority.

         Holders of a majority in aggregate principal amount at Stated Maturity of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Security Documents that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability and may take any other action it deems proper that is not inconsistent with such direction.

Section 6.06      Limitation on Suits.

         (a) A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal or Accreted Value of, and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08      Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal or Accreted Value of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Priorities.

         (a) If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys (including any Collateral Agent) for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal or Accreted Value, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal or Accreted Value, premium and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         (b) The Trustee may, upon prior written notice to the Company, fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or any Collateral Agent for any action taken or omitted by it as Trustee or as Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or by any Collateral Agent, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 25% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01      Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default known to the
Trustee:

          (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Article 7.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it reasonably takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03      Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04      Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

         The Trustee shall not be responsible for and makes no representation as to the value or condition of the Collateral or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby or hereby, or as to the validity or genuineness of any Collateral pledged and deposited with the Trustee. The Trustee makes no representation with respect to the effectiveness or adequacy of the Security Documents, or the validity or perfection of Liens granted under this Indenture or the Security Documents. The Trustee shall not be responsible for independently ascertaining or maintaining such validity or perfection, if any and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture or the Security Documents.

Section 7.05      Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to the Holders of the Notes, as their names and addresses appear on the Noteholder list described in Section 2.05, a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06      Reports by Trustee to Holders.

         (a) Within 60 days after each May 15 beginning May 15, 2005, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c). (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Company and filed by the Trustee with the Commission and each stock exchange, if any, on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07      Compensation and Indemnity.

         (a) The Company shall pay to the Trustee such compensation for its acceptance of this Indenture and services hereunder as agreed from time to time by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company and each Guarantor shall indemnify the Trustee and any Collateral Agent, and hold them harmless, against any and all losses, liabilities or expenses incurred by them arising out of or in connection with the acceptance or administration of their duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending themselves against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to their negligence or bad faith. The Trustee (or, if the claim is against a Collateral Agent, the applicable Collateral Agent) shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or a Collateral Agent to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor shall defend the claim and the Trustee (or the Collateral Agent, as applicable) shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (c) The obligations of the Company and the Guarantors under this
Section 7.07 shall survive the satisfaction and discharge of this Indenture, resignation or removal of any Trustee and the discharge of the Company's obligations pursuant to Article 8 hereof.

         (d) To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law, and are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08      Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign, upon 30 days written notice to the Company, in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a custodian or public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10      Eligibility; Disqualification.

         (a) There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         (b) This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11      Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of the Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes (including the Subsidiary Guarantees) upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.

         (a) Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02 and subject to the satisfaction of the conditions set forth in Section 8.04, the Subsidiary Guarantees shall be released and the Company and each of the Guarantors shall be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

          (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04;

          (2) the Company's obligations with respect to such Notes under Article 2 and Section 4.02;

          (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

          (4) this Article 8.

         (b) Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03      Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and its Restricted Subsidiaries shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under the covenants contained in Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and
4.21 and clause (4) of Section 5.01(a) and the first sentence of Section 5.01(b) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through 6.01(6) will not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

         (a) In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal or Accreted Value of, and premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of an election under Section 8.02, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

               (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

               (B) since the Issue Date, there has been a change in the applicable federal income tax law,

                  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of an election under Section 8.03, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

          (7) the Company must deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         (b) Notwithstanding the foregoing, the Opinion of Counsel required by clause (7) of Section 8.04(a) need not be delivered if all Notes not therefore delivered to the Trustee for cancellation (i) have become due and payable or
(ii) will become due and payable on their maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of assumption by the Trustee in the name, and at the expense, of the Company.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         (a) Subject to Section 8.06, all money and noncallable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium (if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

         (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         (c) Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07      Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this Indenture and the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal or Accreted Value of or premium or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.

         (a) Notwithstanding Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees, the Notes or the Security Documents without the consent of any Holder of a Note:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

          (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that would not adversely affect the legal rights under this Indenture of any such Holder;

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

          (6) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes; or

          (7) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Security Documents.

         (b) Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

         (c) The Company shall be entitled to releases of the Collateral or the Subsidiary Guarantees as described in Sections 10.03, 11.05 and 11.06.

Section 9.02      With Consent of Holders of Notes.

         (a) Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement any provision of this Indenture, the Subsidiary Guarantees, the Notes or the Security Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of or a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or compliance with any provision of this Indenture, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         (b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture or other amendment, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture or other amendment unless such amended or supplemental Indenture or other amendment directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture or other amendment.

         (c) It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Security Documents. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal or Accreted Value of or change the stated maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes;

          (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (4) waive a Default or Event of Default in the payment of principal or Accreted Value of or premium or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in this Indenture;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal or Accreted Value of, or interest or premium on, the Notes;

          (7) waive a redemption payment with respect to any Note other than a payment required by Sections 3.09, 4.10 and 4.15;

          (8) subordinate in right of payment the Notes or any Subsidiary Guarantee to any other Indebtedness of the Company or any Guarantor; or

          (9) make any change in the preceding amendment and waiver provisions;

         (e) Any amendment to, or waiver of, the provisions of this Indenture or the Security Documents relating to the release of any Guarantor from any of its Obligations under its Subsidiary Guarantee, this Indenture or the Security Documents, except in accordance with the terms of this Indenture, shall require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

Section 9.03      Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04      Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05      Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture or other amendment authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental Indenture or other amendment until the Board of Directors approves it. In executing any amended or supplemental indenture or other amendment, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture or other amendment is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                             COLLATERAL AND SECURITY

Section 10.01     Security Documents.

        The due and punctual payment of the principal and Accreted Value of and interest and premium (if any) on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal or Accreted Value of and interest on the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Company and certain of the Guarantors have entered into simultaneously with the execution of this Indenture, subject to the terms of the Intercreditor Agreement. Each Holder of a Note, by its acceptance thereof, consents and agrees to the terms of this Indenture and the Security Documents (including the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms or the terms hereof and authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be required by the next sentence of this Section 10.01, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause its Restricted Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected Lien and security interest in and on 100% of the capital stock of, or other Equity Interests in, existing and future Domestic Subsidiaries owned by the Company and its Restricted Subsidiaries, substantially all the personal property assets of the Company and the Guarantors party to the Security Documents, all fee interests in real property assets and all leasehold interests, in favor of the Collateral Agent for the benefit of the Holders, junior in priority (subject to Permitted Liens) to Liens securing Credit Agreement Obligations.

Section 10.02     Recording and Opinions.

         (a) The Company shall furnish to the Collateral Agent and the Trustee on January 15 in each year beginning with January 15, 2005, an Opinion of Counsel, which may be rendered by internal counsel to the Company, dated as of such date, either:

          (1) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain and perfect the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve, perfect and protect, to the extent such protection and preservation are possible by filing, the rights of the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral; or

          (2) stating that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien and assignment.

         (b) The Company shall otherwise comply with the provisions of TIA
Section 314(b).

Section 10.03     Release of Collateral/Additional Liens.

         (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby. Whether prior to or after the Discharge of Credit Agreement Obligations, upon the request of the Company pursuant to an Officer's Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Guarantors party to the Security Documents shall be entitled to a release (or in the case of clause (3) below, a subordination) of the security interests on assets included in the Collateral from the Liens securing the Notes and the Subsidiary Guarantees under any one or more of the following circumstances:

          (1) to enable the Company or any Guarantor to consummate any sale, lease, conveyance or other disposition of any assets or rights permitted or not prohibited under Section 4.10;

          (2) in respect of assets subject to a permitted purchase money lien;

          (3) if all of the stock of any Subsidiary of the Company that is pledged as part of the Collateral is released or if any Subsidiary that is a Guarantor is released from its Subsidiary Guarantee, such Subsidiary's assets will also be released; or

          (4) pursuant to an amendment, waiver or supplement in accordance with
     Article 9;

provided that, in the case of a release requested under clauses (1), (2) or (3), above, or a subordination under clause (2) above, the Credit Agent concurrently releases (or in the case of a requested subordination under clause (2) above, subordinates) the Liens securing Credit Agreement Obligations with respect to the affected assets and, provided further, that if there are any subordinated Liens on such assets, such subordinated Liens are similarly released or subordinated.

         Upon receipt of such Officer's Certificate, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release (or in the case of clause (2) above, the subordination) of any Collateral permitted to be released (or in the case of clause (2) above, subordinated) pursuant to this Indenture or the Security Documents.

         Notwithstanding anything to the contrary in this Section 10.03(a) or in
Section 10.03(b), as long as the Company is in compliance with the provisions of
Section 10.03(f), the Company or any Guarantor may, pursuant to and in accordance with this Indenture and the Security Documents, without requesting the release or consent of the Trustee or the Collateral Agent or any Holder and without delivering an Officer's Certificate:

               (A) sell or dispose of in the ordinary course of business, free from the Lien and security interest created by the Security Documents, any machinery, equipment, furniture, apparatus, tools, implements, materials, supplies or other similar property ("Subject Property") which, in the Company's reasonable opinion, may have become obsolete or unfit for use in the conduct of its business or the operation of the Collateral upon replacing the same with, or substituting for the same, new Subject Property constituting Collateral not necessarily of the same character but being of at least equal value and utility as the Subject Property so disposed of, as long as such new Subject Property becomes subject to the Lien and security interest created by the Security Documents;

               (B) abandon, sell, assign, transfer, license or otherwise dispose of in the ordinary course of business any personal property the use of which is no longer necessary or desirable in the proper conduct of the business or maintenance of the earnings of the Company and its Subsidiaries, taken as a whole, and is not material to the conduct of the business of the Company and its Subsidiaries, taken as a whole;

               (C) grant in the ordinary course of business rights-of-way and easements over or in respect of any of the Company's or any Guarantor's real property; provided that such grant shall not, in the reasonable opinion of the Board of Directors, impair the usefulness of such property in the conduct of the Company's and its Subsidiaries' business, taken as a whole, and shall not be materially prejudicial to the interests of the Holders;

               (D) sell, transfer or otherwise dispose of inventory in the ordinary course of business;

               (E) sell, collect, liquidate, factor or otherwise dispose of accounts receivable in the ordinary course of business; and

               (F) make cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Security Documents.

         (b) Except as may be otherwise provided in the Security Documents or in this Section 10.03, no Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless the Officer's Certificate required by this Section
10.03 has been delivered to the Collateral Agent.

         (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Documents shall be effective as against the Holders, except as otherwise provided in the Security Documents.

         (d) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents and this Indenture. To the extent applicable, the Company and the Guarantors shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of the Company or the Guarantors except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care, and in accordance with the TIA; provided that the fair value of Collateral released from the Lien and security interest of the Security Documents pursuant to the last paragraph of Section 10.03(a) shall not be considered in determining whether the aggregate fair value of Collateral released from the Lien and security interest of the Security Documents in any calendar year exceeds the 10% threshold specified in TIA
Section 314(d)(1). The Company's and each Guarantor's right to rely on the immediately preceding proviso at any time is conditioned upon the Company and the Guarantors having furnished to the Trustee all certificates described in
Section 10.03(f) that were required to be furnished to the Trustee at or prior to such time.

         (e) The Company may from time to time file with the Commission a request for an exemption (an "Exemption") from the requirements of TIA Section 314(d) for purposes of the releases of Collateral described in the last paragraph of Section 10.03(a). The Company shall provide the Trustee with a copy of any such Exemption and promptly inform the Trustee of any rescission or termination of, or amendment to, such Exemption.

         (f) In the case of transactions permitted by the last paragraph of
Section 10.03(a), the Company and the Guarantors shall deliver to the Trustee, within 15 days after the end of each of the six month periods ended on March 15 and September 15 of each year, a certificate signed on behalf of the Company by an Officer of the Company to the effect that all transactions effected pursuant to the last paragraph of Section 10.03(a) during the immediately preceding six month period were made by the Company and the Guarantors in the ordinary course of business and that all proceeds therefrom were used by the Company and the Guarantors in connection with their respective businesses or to make payments on the Notes or as otherwise permitted under this Indenture and the Security Documents.

Section 10.04     Certificates and Opinions of Counsel.

         (a) To the extent applicable, the Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents:

               (1) all documents required by TIA Section 314(d); and

               (2) an Opinion of Counsel, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

         (b) The Trustee may, to the extent permitted by Sections 7.01 and 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.05     Certificates of the Trustee.

         In the event that the Company wishes to release Collateral in accordance with the Security Documents at a time when the Trustee is not itself also the Collateral Agent and has delivered the certificates and documents required by the Security Documents and Sections 10.03 and 10.04, the Trustee shall determine whether it has received all documentation required by TIA
Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(b), shall deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.06 Authorization of Actions to be Taken by the Trustee Under the Security Documents.

         (a) Subject to the provisions of Section 7.01 and 7.02 and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

          (1) enforce any of the terms of the Security Documents; and

          (2) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. (b) Subject to the terms of the Intercreditor Agreement, the Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

Section 10.07 Authorization of Receipt of Funds by the Trustee Under the Security Documents.

         The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 10.08     Termination of Security Interest.

         The Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that all Obligations under the Notes, the Subsidiary Guarantees, this Indenture and the Security Documents have been paid in full, and instruct the Collateral Agent to take the actions set forth in the next sentence pursuant to this Indenture and the Security Documents upon (1) payment in full of the principal of, accrued and unpaid interest on the Notes and all other Obligations under this Indenture, the Subsidiary Guarantees and the Security Documents that are due and payable at or prior to the time such principal, accrued and unpaid interest are paid, (2) a satisfaction and discharge of this Indenture as described in Article 12 or (3) a legal defeasance or covenant defeasance as described in Article 8. Upon receipt of such instruction, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.

                                  ARTICLE 11.
                                 NOTE GUARANTEES

Section 11.01     Guarantee.

         (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

          (1) the principal and Accreted Value of and premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and Accreted Value of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         (b) Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (c) Subject to Section 11.02, the Guarantors hereby agree that their obligations hereunder are full and unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         (d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. Each Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

Section 11.02     Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03     Execution and Delivery of Subsidiary Guarantees.

         (a) To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit B hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.

         (b) Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         (c) If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

         (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

         (e) In the event that the Company creates or acquires any Domestic Subsidiary after the Issue Date, if required by Section 4.17, the Company shall cause such Domestic Subsidiary to comply with the provisions of Section 4.17 and this Article 11, to the extent applicable.

Section 11.04     Guarantors May Consolidate, etc., on Certain Terms.

         (a) Except as otherwise provided in Section 11.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, except that a Restricted Subsidiary may merge with or into any Guarantor so long as such Guarantor is the surviving entity, unless:

          (1) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (2) if the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a Restricted Subsidiary immediately following such transaction, such Person assumes all the obligations of that Guarantor under its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; and

          (3) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that the foregoing shall not apply to any such consolidation or merger with or into, or conveyance, transfer or lease to, any Person if the resulting, survivor or transferee Person will not be a Subsidiary of the Company and the other terms of this Indenture, including Section 4.10, are complied with.

         (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         (c) Except as set forth in Article 4, and notwithstanding Section 11.04(a), nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05     Releases Following Sale of Assets.

         (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of Capital Stock of any Guarantor such that it is no longer a Subsidiary of the Company, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, or the liquidation of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor or in the event of the liquidation of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation
Section 4.10. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition, merger or consolidation was made by the Company or a Subsidiary of the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

         (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal or Accreted Value of and premium and interest on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 11.

Section 11.06     Release Following Designation as an Unrestricted Subsidiary.

         In the event the Company designates any Guarantor as an Unrestricted Subsidiary in accordance with Section 4.18, the Obligations of such Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be released.

ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01     Satisfaction and Discharge.

         (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

          (1) either:

               (A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

               (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal or Accreted Value, premium (if any) and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (3) the Company or any Guarantor has paid or caused to be paid all sums payable under this Indenture;

          (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and

          (5) the Company has delivered an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         (b) Notwithstanding the satisfaction and discharge of this Indenture; if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of Section 12.01(a), the provisions of Section 12.02 and Section 8.06 shall survive. In addition, nothing in this Section 12.01 shall be deemed to discharge those provisions of Section 7.07, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02     Application of Trust Money.

         (a) Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal or Accreted Value (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         (b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 12.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE 13.
                                  MISCELLANEOUS

Section 13.01     Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

Section 13.02     Notices.

         (a) Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

         Covanta Energy Corporation
         40 Lane Road
         Fairfield, New Jersey  07007
         Attention:  Tim Simpson, Esq.

         If to the Trustee:

         U.S. Bank
         National Association
         225 Asylum Street, 23rd Floor
         Hartford, Connecticut 06103
         Attention:  Corporate Trust Services
         Facsimile:  (860) 241-6881

         (b) The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         (d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed as delivered to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail or deliver a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         (e) If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         (f) If the Company mails or delivers a notice or communication to Holders, it shall mail or deliver a copy to the Trustee and each Agent at the same time.

Section 13.03     Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 13.04     Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05     Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) must comply with the provisions of TIA ss. 314(e) and must include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided that an Opinion of Counsel can rely as to matters of fact on an Officer's Certificate or a certificate of a public official.

Section 13.06     Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Trustee shall provide the Company reasonable notice of such rules. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator, stockholder, member or agent of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08     Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09     No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10     Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.05.

Section 13.11     Severability.

         In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12     Counterpart Originals.

         The parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together represent the same agreement.

Section 13.13     Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

S I G N A T U R E S

         Dated as of March [___], 2004

                                      COVANTA ENERGY CORPORATION, a
                                      Delaware Corporation

                                      By:
                                         ---------------------------------------
                                           Name: Anthony Orlando
                                           Title: President

                                      GUARANTORS LISTED ON SCHEDULE I

                                      By:
                                         ---------------------------------------
                                           Name: Anthony Orlando
                                           Title: As an authorized officer of
                                                  each of the entities referred
                                                  to above

                                      U.S. BANK NATIONAL ASSOCIATION, as Trustee

                                      By:
                                         ---------------------------------------
                                           Name:
                                           Title:

                                       I-1
LA1:1025748.12
[New York #1257570 v1]                                     1

                                   Schedule I

                             SCHEDULE OF GUARANTORS

         The following schedule lists each Guarantor under this Indenture as of the Issue Date:

1. AMOR 14 Corporation

2. Burney Mountain Power

3. Covanta Acquisition, Inc.

4. Covanta Alexandria/Arlington, Inc.

5. Covanta Bessemer, Inc.

6. Covanta Bristol, Inc.

7. Covanta Cunningham Environmental Support, Inc.

8. Covanta Energy Americas, Inc.

9. Covanta Energy Construction, Inc.

10. Covanta Energy Group, Inc.

11. Covanta Energy International, Inc.

12. Covanta Energy Resource Corp.

13. Covanta Energy Services, Inc.

14. Covanta Energy West, Inc.

15. Covanta Engineering Services, Inc.

16. Covanta Fairfax, Inc.

17. Covanta Geothermal Operations Holdings, Inc.

18. Covanta Geothermal Operations, Inc.

19. Covanta Haverhill Properties, Inc.

20. Covanta Haverhill, Inc.

21. Covanta Heber Field Energy, Inc.

22. Covanta Hennepin Energy Resource Co., L.P.

23. Covanta Hillsborough, Inc.

24. Covanta Honolulu Resource Recovery Venture

25. Covanta Huntsville, Inc.

26. Covanta Hydro Energy, Inc.

27. Covanta Hydro Operations West, Inc.

28. Covanta Hydro Operations, Inc.

29. Covanta Imperial Power Services, Inc.

30. Covanta Indianapolis, Inc.

31. Covanta Kent, Inc.

32. Covanta Lancaster, Inc.

33. Covanta Lee, Inc.

34. Covanta Long Island, Inc.

35. Covanta Marion Land Corp.

36. Covanta Marion, Inc.

37. Covanta Mid-Conn., Inc.

38. Covanta Montgomery, Inc.

39. Covanta New Martinsville Hydroelectric Corporation

40. Covanta New Martinsville Hydro-Operations Corporation

41. Covanta Oahu Waste Energy Recovery, Inc.

42. Covanta Omega Lease, Inc.

43. Covanta Onondaga Operations, Inc.

44. Covanta Operations of Union LLC

45. Covanta OPW Associates, Inc.

46. Covanta OPWH, Inc.

47. Covanta Pasco, Inc.

48. Covanta Plant Services of New Jersey, Inc.

49. Covanta Power Equity Corporation

50. Covanta Power Pacific, Inc.

51. Covanta Power Plant Operations

52. Covanta Projects of Hawaii, Inc.

53. Covanta Projects, Inc.

54. Covanta RRS Holdings Inc.

55. Covanta Secure Services, Inc.

56. Covanta SIGC Energy, Inc.

57. Covanta SIGC Energy II, Inc.

58. Covanta SIGC Geothermal Operations, Inc.

59. Covanta Stanislaus, Inc.

60. Covanta Systems, LLC

61. Covanta Wallingford Associates, Inc.

62. Covanta Waste to Energy , LLC

63. Covanta Water Holdings, Inc.

64. Covanta Water Systems Inc.

65. Covanta Water Treatment Services Inc.

66. ERC Energy II, Inc.

67. ERC Energy, Inc.

68. Haverhill Power, LLC

69. Heber Field Energy II, Inc.

70. Heber Loan Partners

71. LMI, Inc.

72. Mammoth Geothermal Company

73. Mammoth Power Company

74. Michigan Waste Energy, Inc.

75. Mt. Lassen Power

76. Pacific Geothermal Company

77. Pacific Oroville Power, Inc.

78. Pacific Wood Fuels Company

79. Pacific Wood Services Company

80. Three Mountain Operations, Inc.

81. Three Mountain Power, LLC

                                    EXHIBIT A

                                 [Face of Note]

                                                        CUSIP/CINS:  22281N AA 1
                                                             ISIN:  US22281NAA19

                       8.25% Senior Secured Notes Due 2011

No. _________                                    $230,000,000 at Stated Maturity

                           COVANTA ENERGY CORPORATION

promises to pay to__________________________________ or registered assigns,

the principal sum of TWO HUNDRED THIRTY MILLION DOLLARS

on March 15, 2011.

Interest Payment Dates:  March 15 and September 15

Record Dates:     March 1 and September 1

Dated:  March [___], 2004

                                                     COVANTA ENERGY CORPORATION



                                                     By:________________________
                                                        Name:
                                                        Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. Bank National Association, as Trustee

By:
    ----------------------------------------
         Authorized Signatory

                                 [Back of Note]

                       8.25% Senior Secured Notes Due 2011

         [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. Covanta Energy Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount at Stated Maturity of this Note at a rate equal to 8.25% per annum plus any additional amounts payable pursuant to Section 4.21 of the Indenture. The Company shall pay interest semiannually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2004. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company will make a current payment of Accreted Value so as to avoid the application of Section 163(i) of the Code.

                  (2) METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal or Accreted Value, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal and Accreted Value of and premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt.

                  (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  (4) INDENTURE. The Company issued the Notes under an Indenture dated as of March [___], 2004 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and these made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company pursuant to the Security Documents and subject to the terms of the Intercreditor Agreement.

                  (5) OPTIONAL REDEMPTION.

                  (a) At any time after the Issue Date and on or before March 15, 2006, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice, at the Accreted Value on the redemption date, plus accrued and unpaid interest to the redemption date.

                  (b) At any time after March 15, 2006, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of Accreted Value) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

         Year                                      Percentage
         ----                                      ----------
         2006.................................          104.625%
         2007.................................          103.469%
         2008.................................          102.313%
         2009.................................          101.156%
         2010 and thereafter..................          100.000%

                  (c) Any redemption pursuant to Section 3.07 of the Indenture shall be made in accordance with the provisions of Sections 3.01 through 3.06 of the Indenture.

                  (6) MANDATORY REDEMPTION.

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  (7) REPURCHASE AT OPTION OF HOLDER.

                  (a) Subject to the Company's right to redeem the Notes pursuant to Section 3.07 of the Indenture, upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (in a minimum aggregate principal amount at Stated Maturity of $1,000 or an integral multiple of $1,000) of such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of repurchase (the "Change of Control Payment"). Within 10 days following any Change of Control, if the Company has not sent a redemption notice pursuant to Section 3.03 of the Indenture for all of the Notes, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) If the Company or a Subsidiary consummates any Asset Sale, and the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall, subject to the Intercreditor Agreement, commence an offer to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section
         4.10 of the Indenture to purchase or redeem the maximum principal amount at Stated Maturity of Notes and such other pari passu Indebtedness that may be purchased or redeemed out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer shall be equal to 100% of the Accreted Value thereof plus accrued and unpaid interest on the Notes to be purchased to the date fixed for the closing of such Asset Sale Offer in accordance with the procedures set forth in the Indenture, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate Accreted Value of Notes and principal amount of other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased or redeemed on a pro rata basis. Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders containing all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date.

                  (8) NOTICE OF REDEMPTION. Subject to the provisions of Sections 3.09 and 3.10 of the Indenture, notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. Also, the Company shall not be required to issue, to register the transfer of or to exchange any Notes (i) during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Indenture and ending at the close of business on the day of selection, or (ii) during a period beginning at the opening of business 15 days before any Interest Payment Date and ending at the closing of business on such Interest Payment Date.

                  (10) PERSONS DEEMED OWNERS. The Holder of a Note may be treated as its owner for all purposes.

                  (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees, the Notes or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at Stated Maturity of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount at Stated maturity of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees, the Notes or the Security Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that would not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes, or if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or the Security Documents.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i) the Company defaults for 30 consecutive days in the payment when due of interest on the Notes; (ii) the Company defaults in payment when due of the principal or Accreted Value of, or premium, if any, on the Notes;
         (iii) failure by the Company or any of its Restricted Subsidiaries to comply with its obligations to make any Change of Control Payment pursuant to Section 4.15 or to comply with the provisions of Section
         5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice from the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes to comply with the provisions of any of Section 4.07,
         4.09 or 4.10 of the Indenture; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes to comply with any of the other agreements in the Indenture or the Security Documents; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries whether such Indebtedness now exists, or is created after the Issue Date, if that default (A) is caused by a failure to pay principal of or liquidation preference of such Indebtedness at the final stated maturity thereof (giving effect to any applicable grace periods and any extensions thereof), (B) results in the acceleration of such Indebtedness prior to its express maturity, or (C) results in a requirement that the Company or any of its Restricted Subsidiaries collateralize any letter of credit thereunder and the Company or such Restricted Subsidiary fails to provide the required collateral on the terms and within the times set forth therein (giving effect to any applicable grace periods and any extensions thereof), and, in each case, if the principal amount of any such Indebtedness aggregates $20.0 million or more; (vii) any final judgment or judgments for the payment of money in an aggregate amount in excess of $10.0 million (or its foreign currency equivalent at the time) in excess of amounts which the Company's insurance carriers have agreed to pay under applicable policies shall have been rendered against the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary and shall not have been waived, satisfied, bonded or discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect; (viii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its Significant Subsidiaries; and (ix) (a) any Subsidiary Guarantee or any Security Document or any security interest granted thereby is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect and such default continues for ten days after written notice, or (b) the Company or any Guarantor, or any Person acting on behalf of the Company or any Guarantor, denies or disaffirms its obligations under any Subsidiary Guarantee or Security Document. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at Stated maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or a Significant Subsidiary, all outstanding Notes shall become due and payable without further action or notice. The amount payable with respect to principal of the Notes upon any acceleration shall be the Accreted Value of the Notes as of the date of such acceleration. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at Stated Maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount at Stated Maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal or Accreted Value of or premium or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount at Stated Maturity of the then outstanding Notes). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five Business Days after the date on which any Officer of the Company becomes aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.

                  (14) NO RECOURSE AGAINST OTHERS. A past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or Guarantors under the Notes, the Subsidiary Guarantees, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (15) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (17) CUSIP NUMBERS AND ISNs. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISNs to be printed on the Notes and the Trustee may use CUSIP numbers and ISNs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Covanta Energy Corporation
40 Lane Road
Fairfield, New Jersey 07007
Attention: General Counsel

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

     (I) or (we) assign and transfer this Note to:_____________________________
                                                  (Insert assignee's legal name)
________________________________________________________________________________

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       _________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     ________________________

         Your Signature:_________________________________________
         (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
                    ____________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 3.09 or 4.15 of the Indenture, check the appropriate box below:

               |_| Section 3.09                  |_| Section 4.15

         If you want to elect to have only part of the principal amount at Stated Maturity of the Note purchased by the Company pursuant to Section 3.09 or
4.15 of the Indenture, state the principal amount at Stated Maturity you elect to have purchased:

                                                $_______________________

Date:
     ____________________

                  Your Signature:_________________________________________
                 (Sign exactly as your name appears on the face of this Note)

                 Tax Identification No.:__________________________________

Signature Guarantee*:
                     ___________________________

         * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                 Principal Amount of
                                                                 this Global Note     Signature of
                     Amount of  decrease  Amount of increase in  following such       authorized officer
                     in Principal Amount  Principal Amount of    decrease (or         of Trustee or
Date of Exchange     of this Global Note  this Global Note       increase)            Custodian
-------------------  -------------------  -------------------   -------------------   -------------------




                                                                       EXHIBIT B

                          FORM OF NOTATION OF GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March [___], 2004 (the "Indenture") among Covanta Energy Corporation, (the "Company", the Guarantors listed on
Schedule I thereto and U.S. Bank National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal or Accreted Value of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

                                GUARANTORS LISTED ON SCHEDULE I TO THE INDENTURE



                                 By:
                                    -------------------------------------------
                                Name: Anthony Orlando
                                Title: An authorized officer of each of the
                                       entities referred to above



:

                                                                       EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ___________, 20__, among ___________________________ (the "Guaranteeing
Subsidiary"), a subsidiary of Covanta Energy Corporation (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March [___], 2004 providing for the issuance of an aggregate principal amount at Stated Maturity of $230.0 million of 8.25% Senior Secured Notes Due 2011 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

                  (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (i) the principal or Accreted Value of, and premium,
                  if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or
                  renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                  (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (d) Except as otherwise provided herein or in the Indenture, this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and
         (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

                  (h) The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

                  (i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

         3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         4.       RELEASES.

                  (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of Capital Stock of any Guarantor such that it is no longer a Subsidiary of the Company, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company or a Subsidiary of the Company in accordance with the provisions of the Indenture, including without limitation
         Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

                  (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal or Accreted Value of and interest on the Notes and for the other obligations of such Guarantor under the Indenture as provided in
         Article 11 of the Indenture.

         5. NO PERSONAL LIABILITY. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture, this Supplemental Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

         6. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated:                  , 20
               ------------------    --

                                           [GUARANTEEING SUBSIDIARY]




                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:


                                           COVANTA ENERGY CORPORATION




                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:


                                          [GUARANTORS]




                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:





                                          U.S. BANK NATIONAL ASSOCIATION,
                                          as Trustee




                                          By:
                                             -----------------------------------
                                               Authorized Signatory